Exhibit 3.3

TPG Private Equity Opportunities, L.P.
Amended and Restated
Agreement of Limited Partnership

Dated as of [●], 2025

THE LIMITED PARTNERSHIP UNITS OF TPG PRIVATE EQUITY OPPORTUNITIES, L.P. (THE “UNITS”) HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE OR ANY OTHER APPLICABLE SECURITIES LAWS, OTHER THAN UNDER THE U.S. SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE “EXCHANGE ACT”) IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER LAWS. THE UNITS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE STATE SECURITIES LAWS, AND ANY OTHER APPLICABLE SECURITIES LAWS; AND (II) THE TERMS AND CONDITIONS OF THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP. THEREFORE, PURCHASERS OF THE UNITS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

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EXHIBITS

Exhibit A	Form of Management Agreement

TPG PRIVATE EQUITY OPPORTUNITIES, L.P.
AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
This AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP of TPG Private Equity Opportunities, L.P. (the “Partnership”) dated [●], 2025 by and among TPG Private Equity Opportunities GenPar, L.P., as general partner (the “General Partner”), the Initial Limited Partner (as defined below) and the persons listed as limited partners in the Partnership’s books and records, as limited partners (each, a “Limited Partner” and, collectively, the “Limited Partners”), amends and restates, in its entirety, the Initial Limited Partnership Agreement dated as of August 30, 2024 (the “Initial Agreement”) between the General Partner and the initial limited partner (such person or its successors or assigns, the “Initial Limited Partner”).
WITNESSETH:
WHEREAS, the Partnership was formed upon the filing of the certificate of limited partnership with the Office of the Secretary of State of the State of Delaware on August 30, 2024 pursuant to the Initial Agreement;
WHEREAS, the parties hereto desire to enter into this Amended and Restated Agreement of Limited Partnership of the Partnership to permit the admission of additional Limited Partners and further to make the modifications hereinafter set forth.
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:
ARTICLE ONE

DEFINITIONS
1.01.    Definitions. The following terms, as used herein, have the meanings hereinafter specified:
“Advisers Act” shall mean the U.S. Investment Advisers Act of 1940 and the rules and regulations promulgated thereunder, as amended from time to time.
“Affiliate” (and, by correlation, “Affiliated”) shall mean, as to any Person, any other Person that directly or indirectly actually Controls, is actually Controlled by, or is under actual common Control with, such Person. For purposes of this Agreement, (i) each of the Management Company, the General Partner and TPG Operating Group and its subsidiaries shall be considered an “Affiliate” of each other and (ii) each natural Person who is an employee of TPG shall be considered an “Affiliate” of the General Partner and the Management Company; provided, that, for purposes of this Agreement, none of the following Persons shall be considered an “Affiliate” of the Partnership, the General Partner, the Management Company or TPG Operating Group: (a) the Independent Directors, (b) Y Analytics, (c) the Senior Advisory
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Professionals, (d) any other natural Person who is an advisor or consultant but not an employee of TPG, solely as a result of such advisory or consultancy status, (e) any Portfolio Company or any Person in which any other TPG Fund holds an investment, (f) any TPG investment fund, account or other investment product and its related Persons (including investments thereby) that sit on the opposite side of an information barrier from the Partnership, (g) any Person with a direct or indirect interest in any entity formed by TPG or any of its Affiliates to receive carried interest, management fees or other amounts from any business Affiliated with TPG, or any shareholder of TPG Inc., solely as a result of such interest, or any Affiliate of any such interest holder solely as a result of such interest and (h) any other Person designated as such by the General Partner with the approval of the Independent Directors. The meaning of “affiliate” under United States or other applicable securities laws shall have no bearing on the definition of “Affiliate” hereunder.
“Aggregator” shall mean T-POP US Aggregator (CYM), L.P., a Cayman Islands exempted limited partnership, including any successor vehicle thereto or any vehicles used to aggregate the holdings of the Partnership and any Parallel Investment Entities.
“Agreed Value” shall mean the fair market value of a Partner’s non-cash Subscriptions as agreed to by such Partner and the General Partner.
“Agreement” shall mean this Amended and Restated Agreement of Limited Partnership, as it may be amended, modified, supplemented or restated from time to time.
“AIFMD” shall have the meaning specified in paragraph 6.01(a).
“Bankruptcy Code” shall mean 11 U.S.C. §§ 101-1330, as amended from time to time.
“Base Rate” at any time shall mean an annual rate equal to the greater of (i) 8.0% per annum and (ii) the base or prime rate then offered by J.P. Morgan Chase & Co., or its successors, plus 2.0%.
“BHC Act” shall mean the U.S. Bank Holding Company Act of 1956, as amended from time to time, and any regulations, including Regulation Y of the Board of Governors of the Federal Reserve System, promulgated thereunder and interpretations thereof.
“BHC Partner” shall mean a Limited Partner that (i) is subject to the BHC Act or HOLA, is a “foreign banking organization” as defined in Regulation K of the Board of Governors of the Federal Reserve System (12 C.F.R. § 211.23) or any successor regulation, or is an “affiliate” (as that term is defined in the BHC Act, HOLA or Regulation K, as applicable) of a Limited Partner that is subject thereto and (ii) so indicates in its Subscription Agreement or otherwise in writing to the General Partner. In addition, a BHC Partner shall also include any other Limited Partner that such Limited Partner and the General Partner shall agree will be treated as a BHC Partner.
“Board of Directors” shall have the meaning specified in paragraph 7.01.

“Break-Up Fees” shall mean, with respect to any potential Investment, all cash and other consideration received by the Management Company, the General Partner or any of their Affiliates (other than the Fund) specifically in connection with the termination, cancellation or abandonment of the Partnership’s portion of such potential Investment.
“Business Day” shall mean any day that is not a day on which banks located in Fort Worth, Texas or New York, New York are required or authorized by law to be closed.
“Capital Account” shall have the meaning specified in paragraph 4.05(a).
“Capital Markets Fees” shall mean fees and expenses incurred by TPG or its Affiliates in connection with activities relating to the underwriting, structuring, syndication, private placement or arranging of debt or equity issued by, or in respect of, Portfolio Companies or other capital markets or broker-dealer related services or activities.
“Cause” shall mean cause as determined by the General Partner in its sole discretion, which may include but is not limited to, conduct or circumstances that would be detrimental to the operations or reputation of the Partnership, the General Partner or TPG or would impair the Independent Directors’ ability to perform their duties.
“Cause Event” shall mean the final, non-appealable judicial determination not stayed or vacated within thirty (30) days of actual fraud, willful misconduct or gross negligence by the General Partner in the performance of its obligations under this Agreement or the Management Company in the performance of its obligations under the Management Agreement, or the final, non-appealable judicial determination not stayed or vacated within thirty (30) days that the General Partner has breached its fiduciary duties to the Partnership under applicable law (as modified by the provisions of this Agreement), in a manner that materially and adversely affects the Partnership, or the judicial determination that the Management Company has breached its fiduciary duties to the Partnership under applicable law (as modified by the provisions of the Management Agreement) in a manner that materially and adversely affects the Partnership.
“CFIUS” shall mean the Committee on Foreign Investment in the United States.
“CISA” shall have the meaning specified in paragraph 6.01(a).
“Claims” shall mean claims and other causes of action, matured or unmatured, contingent or otherwise, of creditors or equity holders of any Persons, against such Persons, including both “claims” and “interests” as defined under the Bankruptcy Code, and all rights and options relating to any of the foregoing.
“Class D Unit” shall mean a Unit entitling the holder thereof to the rights of a holder of a Class D Unit as provided in this Agreement.
“Class F Unit” shall mean a Unit entitling the holder thereof to the rights of a holder of a Class F Unit as provided in this Agreement.

“Class I Unit” shall mean a Unit entitling the holder thereof to the rights of a holder of a Class I Unit as provided in this Agreement.
“Class R-D Unit” shall mean a Unit entitling the holder thereof to the rights of a holder of a Class R-D Unit as provided in this Agreement.
“Class R-I Unit” shall mean a Unit entitling the holder thereof to the rights of a holder of a Class R-I Unit as provided in this Agreement.
“Class R-S Unit” shall mean a Unit entitling the holder thereof to the rights of a holder of a Class R-S Unit as provided in this Agreement.
“Class S Unit” shall mean a Unit entitling the holder thereof to the rights of a holder of a Class S Unit as provided in this Agreement.
“Class” shall mean each class of Units, including Class D Units, Class F Units, Class I Units, Class R-D Units, Class R-I Units, Class R-S Units and Class S Units, and other classes of Units that may be issued in the sole discretion of the General Partner.
“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time (including any successor law).
“Comparable Funds” shall have the meaning specified in paragraph 5.03.
“Consent” shall mean the agreement or consent of a Global Partner, given as provided in paragraph 12.01, to do the act or thing for which the consent is given or solicited, or the act of granting such consent, as the context may require. Reference to the Consent of a majority in Interest or a specified percentage in Interest of any particular category of the Global Partners shall mean the Consent of the Global Partners holding more than 50% or not less than the specified percentage, as the case may be, of the total Units then entitled to vote. Any Consent or vote that is solicited by the General Partner may, in the General Partner’s sole discretion, be tabulated or made as if any non-responsive or abstaining Global Partner were not a Global Partner so long as (x) a majority in Interest of the Global Partners respond (whether in the affirmative or negative) to such Consent or vote prior to any deadline established by the General Partner and (y) such deadline is no shorter than 10 Business Days.
“Consenting Partner” shall have the meaning specified in paragraph 12.01(i).
“Control” (and, by correlation, “Controls” and “Controlled”), with respect to any Person, shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
“Corporation” shall have the meaning specified in paragraph 2.10(c).
“Covered Transaction” shall have the meaning given to such term in the CFIUS regulations.

“Designated Individual” shall mean the Person appointed under paragraph 13.05 to serve as the “designated individual” of the Partnership for purposes of the Partnership Audit Rules.
“Director” shall have the meaning specified in paragraph 7.01.
“Distribution” shall mean any distribution made by the Partnership to Partners pursuant to Article Four or Article Ten.
“ERISA” shall mean the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.
“Excess Profits” shall have the meaning specified in paragraph 4.02(a)(i).
“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time.
“Fair Value” shall mean the value of an Investment, Security, Claim or Unit determined in accordance with paragraph 6.03.
“FATCA” shall mean Sections 1471 through 1474 of the Code, any present or future regulations promulgated thereunder or official interpretations thereof or any forms, instructions or other guidance issued pursuant thereto, any agreements entered into pursuant to Section 1471(b) of the Code, any intergovernmental agreements entered into in connection with such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreements or similar regimes or any legislation or regime which implements, or implements rules similar to, any intergovernmental agreement entered into for the automatic exchange of tax information or the Organization for Economic Co-operation and Development’s Common Reporting Standard.
“Feeder Fund” shall mean an entity formed for the specific purpose of facilitating an indirect investment in the Partnership.
“Feeder Fund Investor” shall mean a limited partner or similar investor in any Feeder Fund.
“FINSA” shall have the meaning specified in paragraph 6.01(a).
“Fiscal Year” shall mean the calendar year or, in the case of the first and last fiscal years of the Partnership, the portion thereof commencing on the Initial Closing Date or ending on the date on which the winding up of the Partnership is completed, as the case may be.
“FOIA” shall have the meaning specified in paragraph 14.08(c).
“Foreign Office Services” shall mean operational, investment monitoring and risk management, director (or analogous function), entity administration, legal, regulatory, tax,

accounting and similar services provided by TPG’s Luxembourg, Singapore and other non-U.S. offices to non-U.S. vehicles associated with the Fund or any Portfolio Company.
“Foreign Person” shall mean (i) an individual or entity that is a “foreign person” for the purposes of the CFIUS regulations, which includes any foreign national, foreign government, or foreign entity (each preceding term having the meaning given to it in the CFIUS regulations) or (ii) any entity over which control is exercised or exercisable by a foreign national, foreign government, or foreign entity.
“Fund” shall mean the Partnership, together with any Feeder Funds, Parallel Investment Entities, and Intermediate Entities, collectively.
“Fund Expenses” shall mean the expenses payable by the Fund pursuant to this Agreement, including paragraphs 5.04, 6.01 and 6.02.
“Fund-Level Information” shall have the meaning specified in paragraph 14.08(c).
“Fund Personnel” shall mean the Persons who are or were involved in the investment activities and affairs of the Partnership and/or other TPG Funds or otherwise associated with TPG, or their respective family members, estate planning vehicles or Affiliates (so long as, in the case of Affiliates or other Persons who are or were involved in the investment activities and affairs of the Partnership and/or other TPG Funds or otherwise associated with TPG, or their respective family members or estate planning vehicles, are the primary economic beneficiaries of any such Affiliates).
“General Partner” shall have the meaning specified in the Preamble or any additional or successor general partner admitted to the Partnership in accordance with this Agreement.
“General Partnership Interest” shall mean the Partnership interest held by the General Partner that grants the General Partner the rights afforded to the General Partner under this Agreement (including, without limitation, the right to receive the Performance Participation Allocation). Units held by the General Partner as a Limited Partner are not part of the General Partnership Interest.
“Global Partners” shall mean, collectively, the Partners and the partners or members (or similarly situated Persons) of any Parallel Investment Entity.
“GP Event of Withdrawal” shall mean the dissolution of the General Partner or the withdrawal of the General Partner from the Partnership except pursuant to the express terms hereof, or the filing of a petition or commencement of a proceeding by the General Partner relating to itself under any bankruptcy, reorganization, arrangement or similar law, or the commencement of any case, proceeding, or other action, or the entry of any order for relief, against the General Partner under any such law which is not withdrawn, dismissed or revoked within ninety (90) days of its commencement or entry.

“HOLA” shall mean the U.S. Home Owners’ Loan Act, as amended from time to time, and any regulations, including Regulation LL of the Board of Governors of the Federal Reserve System, promulgated thereunder and interpretations thereof.
“Hurdle Amount” shall mean, for any period during a Reference Period, that amount that results in a 5% annualized internal rate of return on the Net Asset Value of the Investor Units of the Aggregator outstanding at the beginning of the then-current Reference Period and all Investor Units of the Aggregator issued since the beginning of the then-current Reference Period, calculated in accordance with recognized industry practices and taking into account: (i) the timing and amount of all distributions accrued or paid (without duplication) on all such Investor Units and (ii) all issuances of Investor Units of the Aggregator over the period. The ending Net Asset Value of the Investor Units of the Aggregator used in calculating the internal rate of return will be calculated before giving effect to any allocation or accrual to the Performance Participation Allocation and any applicable Servicing Fees and without taking into account any accrued and unpaid taxes of any Intermediate Entity (or the receipts of such Intermediate Entity) through which the Partnership indirectly invests in an Investment or any comparable entities of any other TPG Fund, or taxes paid by any such entity since the end of the prior Reference Period. For the avoidance of doubt, the calculation of the Hurdle Amount for any period will exclude any Investor Units of the Aggregator repurchased during such period, which Investor Units will be subject to the Performance Participation Allocation upon such repurchase as described in paragraph 4.02.
“Incapacity” (and, by correlation, “Incapacitated”) shall mean, as to any Person, any (i) assignment for the benefit of creditors, (ii) application for the appointment of a trustee, liquidator, receiver or custodian of any substantial part of such Person’s assets, (iii) filing of a petition or commencement of a proceeding by such Person relating to itself under any bankruptcy, reorganization, arrangement or similar law, (iv) filing of a petition or commencement of a proceeding under any bankruptcy, reorganization, arrangement or similar law against such Person where either (a) such Person has effectively given its consent or (b) such petition or proceeding has continued undischarged and unstayed for a period of ninety (90) days, and (v) as to any Person that is an individual, the incompetence, insanity, permanent physical disability or death of such individual.
“Indemnified Persons” shall mean (i) the Initial Limited Partner, the General Partner and its Affiliates (other than the Fund), the general partner and limited partners of the General Partner and its Affiliates (other than the Fund), the Partnership Representative, the Designated Individual and each of the foregoing’s former, current and future officers, directors, stockholders, partners, members, employees and other Affiliates (other than the Fund), (ii) any other Person that serves (or at any time has served) at the request of the General Partner on behalf of the Partnership (including any Senior Advisory Professionals and any Person who provides Specialized Operational Services or Foreign Office Services to the Partnership or any Portfolio Company) as an officer, director, partner (other than, for the avoidance of doubt, any limited partner in the Fund in his or her capacity as such), member, employee or agent of any other entity and (iii) to the extent that an indemnification obligation relates to the conduct of the Board of Directors, any Person who serves (or at any time has served) as a member of the Board of Directors and each Limited Partner (and its Affiliates and their respective officers, directors, stockholders, partners, members, employees, agents and advisors) whom such Person represents (or at any time has represented). A Person that co-invests with the Partnership in an Investment shall not, by reason of such co-investment, become an Indemnified Person.
“Independent Director” shall have the meaning specified in paragraph 7.01.
“Initial Agreement” shall have the meaning specified in the Preamble.
“Initial Closing Date” shall mean the date on which the Partnership first accepts third-party Limited Partners and begins investment operations.
“Initial Limited Partner” shall have the meaning specified in the Preamble.
“Intermediate Entities” shall have the meaning specified in paragraph 2.10(c).
“Investment” shall mean any investment made by the Partnership, including, without limitation, direct or indirect private equity investments, investments in other funds or vehicles acquired in primary or secondary transactions, and investments in debt or other securities or assets.
“Investment Company Act” shall mean the U.S. Investment Company Act of 1940 and the rules and regulations promulgated thereunder, as amended from time to time.
“Investor Units” shall mean the Units other than (i) Class F Units and (ii) any future class of Units that are designated by the General Partner as not Investor Units.
“Limited Partner” or “Limited Partners” shall have the meaning specified in the Preamble.
“Limited Partner Affiliates” shall have the meaning specified in paragraph 14.15.
“Loss Carryforward Amount” shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return, provided, that the Loss Carryforward Amount shall at no time be less than zero and provided, further, that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Investor Units of the Aggregator repurchased during such year, which Investor Units will be subject to the Performance Participation Allocation upon such repurchase as described in paragraph 4.02. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Performance Participation Allocation. This is referred to as a “High Water Mark.”
“Maintenance Fee” shall mean the maintenance fee payable by the Partnership directly or indirectly to the Management Company in accordance with the Management Agreement.

“Management Agreement” shall mean the Management Agreement between the Partnership and the Management Company, substantially in the form attached hereto as Exhibit A, as the same may be amended from time to time in accordance with the terms thereof.
“Management Company” shall mean T-POP Management Company, LLC, a Delaware limited liability company, or a successor management company appointed by the Partnership in accordance with the terms of this Agreement and the Management Agreement.
“Management Fee” shall have the meaning specified in the Management Agreement.
“Media Company” shall have the meaning specified in paragraph 14.15.
“Memorandum” shall mean the confidential private placement memorandum for the Partnership, dated October 2024, as amended, restated and/or supplemented from time to time.
“Net Asset Value” shall mean the net asset value of Units, determined as of the last business day of each month as determined in accordance with the valuation policies of the Partnership, as updated from time to time.
“Non-Regulatory Compliant Partner” shall have the meaning specified in paragraph 13.03(b).
“Notional Rate” shall mean for the year in which the relevant income was allocated to the General Partner (or, in the case of a tax imposed on a Distribution, the year in which such Distribution was made), the sum of (i) the highest marginal income tax rate for an individual resident in San Francisco, California (as well as non-income taxes, including taxes imposed under Section 1411 of the Code), taking into account the character of income received (as modified by Section 1061 of the Code or any successor or analogous provision), carryforwards of losses allocated to the General Partner in respect of Performance Participation Allocation, if any, the deductibility of state and local income taxes for U.S. federal income tax purposes in the tax year in which such payment is made and any applicable limitations on deductibility (and without regard to any capped deductions) and (ii) without duplication, any entity-level tax or governmental charge imposed on the General Partner and its direct and indirect owners; provided, that (i) for purposes of this definition (as well as the computations for which this defined term is used), the General Partner shall be assumed to have no items of income, gain, loss, deductions or credits other than those that are attributable to its General Partnership Interest (and that are not attributable to its Subscriptions) and (ii) in the case of a distribution of an asset other than cash to the General Partner that would not result in full taxation for an individual resident in San Francisco, California, the tax shall be assumed to be the tax that would apply under this definition if such asset had been sold by the Partnership for cash at the time of the distribution, the income had been allocated under paragraph 4.05 and the cash had been distributed.

“OECD” shall mean the Organisation for Economic Co-operation and Development or any successor thereto.
“Parallel Investment Entity” shall have the meaning specified in paragraph 2.09.
“Partner” shall mean a Limited Partner or the General Partner, and “Partners” shall mean the General Partner and all the Limited Partners, unless otherwise indicated.
“Partnership” shall mean the limited partnership governed by this Agreement, as such limited partnership may from time to time be constituted.
“Partnership Act” shall mean the Delaware Revised Uniform Limited Partnership Act, set forth as Chapter 17 of Title 6 of the Delaware Code, as the same may be amended from time to time.
“Partnership Audit Rules” shall mean Subchapter C of Chapter 63 of the Code, and any subsequent amendment (and any Treasury Regulations or other guidance that may be promulgated in the future relating thereto) and, in each case, any provisions of state, local, and non-U.S. law governing the preparation and filing of tax returns, interactions with taxing authorities, the conduct and resolution of examinations by tax authorities and payment of resulting tax liabilities.
“Partnership Counsel” shall have the meaning specified in paragraph 14.13.
“Partnership Information” shall have the meaning specified in paragraph 14.08(b).
“Partnership Representative” shall mean the Person designated pursuant to paragraph 13.05 to serve as the “partnership representative” of the Partnership for purposes of the Partnership Audit Rules.
“Performance Participation Allocation” shall have the meaning specified in paragraph 4.02(a).
“Person” shall mean any individual, partnership, corporation, limited liability company, unincorporated organization or association, trust (including the trustees thereof in their capacity as such) or other entity (including any governmental entity), whether organized under the laws of (or, in the case of individuals, resident in) the United States (or any political subdivision thereof) or any non-U.S. jurisdiction.
“Plan” shall mean any (i) “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not subject to ERISA), (ii) “plan” as defined in Section 4975(e)(1) of the Code (whether or not subject to Section 4975 of the Code), (iii) plan, fund or other similar program that is established or maintained outside the United States which provides for retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment and (iv) entity or account (including an insurance company general or separate account) the assets of which constitute, or are deemed to constitute the assets of, any of the foregoing described in clause (i), (ii), (iii) or (iv) pursuant to ERISA, the Plan Asset Provisions or otherwise.
“Plan Asset Provisions” shall mean the regulations of the Department of Labor located at 29 C.F.R. § 2510.3-101, or any successor regulations, as modified by Section 3(42) of ERISA.
“Portfolio Company” shall mean any Person in which the Partnership has an Investment.
“Portfolio Compliance” shall have the meaning specified in paragraph 6.01(a)(i)(U).
“Portfolio Fees” shall mean, unless otherwise approved by the Independent Directors, all cash and other consideration received by the Management Company or the General Partner, their respective employees, any partner of the General Partner or their respective Affiliates, other than Fund (but not including payments for Specialized Operational Services or Foreign Office Services or any amounts received by any Senior Advisory Professional) from or in respect of such portions of Investments in Portfolio Companies then held by the Partnership as acquisition and disposition fees, directors’ fees, financial consulting fees, advisory fees, monitoring fees and any other fees earned on or relating to the making, disposition or management of Investments, other than Capital Markets Fees, expenses related to Specialized Operational Services and Foreign Office Services, fees and expenses of additional service providers that are TPG affiliates relating to services provided to the Fund and its subsidiaries and Portfolio Companies in the future, the Management Fees, the Servicing Fees and the Maintenance Fees, and in each case, net of any reimbursement for Specialized Operational Services from Portfolio Fees pursuant to paragraph 6.01(d).
“Pre-Closing Investment” shall have the meaning specified in paragraph 5.01(e).
“Proposed Revenue Procedure” shall have the meaning specified in paragraph 13.06.
“Reference Period” shall mean the applicable year ending December 31.
“Rules” shall have the meaning specified in paragraph 14.13.
“Safe Harbor” shall have the meaning specified in paragraph 13.06.
“Securities” shall mean shares, capital stock, partnership interests, membership interests, subscriptions, certificates of trust or other ownership interests of whatever nature, warrants, bonds, notes, debentures, other debt or equity securities of any Person and any assets or instruments of whatever nature, and all rights and options relating to any of the foregoing.
“Securities Act” shall mean the U.S. Securities Act of 1933, as amended from time to time (including any successor law).

“Senior Advisory Professionals” shall mean any Person that assists or advises the General Partner, the Management Company or any of their respective Affiliates with respect to transaction sourcing, diligence, valuation, structuring, consulting or similar services or provides board service on one or more Portfolio Companies, on behalf of or as a designee of the Partnership, and is not an employee of the Management Company or its Affiliates. In addition, “Senior Advisory Professionals” shall include any Person that is a Senior Advisory Professional pursuant to such definition in the governing documents of other TPG Funds.
“Servicing Fee” shall mean the applicable servicing fee payable by the Partnership, including any amount that is allocated to a Partner’s representative (or the representative of such Partner’s successor or permitted transferee) at the financial intermediary through which such Partner was placed in the Partnership, compensating such representative for reporting, administrative and other services provided to a Partner by such representative, as described in the Memorandum.
“Similar Law” shall mean any U.S. or non-U.S. federal, state, local or other laws or regulations (x) that are similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA and/or Section 4975 of the Code and/or (y) could cause the assets of the Partnership to be deemed to include the assets of any Plan or otherwise subject the Partnership to such laws or regulations by reason of such Plan’s investment in the Partnership.
“Specialized Operational Services” shall mean operational support, regulatory or legal support, specialized operations and consulting services and similar or related services (including, for the avoidance of doubt, Portfolio Compliance) provided to the Partnership or any Portfolio Company by Persons retained by the Management Company or one of its Affiliates as employees or consultants in connection with the identification, acquisition, holding and disposition of Investments (including potential Investments).
“Subscription” shall mean, with respect to any Partner, the amount set forth as such in such Partner’s accepted Subscription Agreement and/or reflected in the books and records of the Partnership.
“Subscription Agreement” shall mean the agreement (including the “Investor Suitability Questionnaire”) among the General Partner, the Partnership and a particular Limited Partner pursuant to which such Limited Partner purchases its Units in the Partnership.
“Substituted Limited Partner” shall mean any Person admitted to the Partnership as a Limited Partner pursuant to the provisions of paragraph 9.02.
“Tax Advances” shall have the meaning specified in paragraph 4.06(a).
“Tax Reporting Rules” shall mean (i) Sections 1471 to 1474 of the Code and any other similar legislation, regulations or guidance enacted in any other jurisdiction which seeks to implement similar financial account information reporting and/or withholding tax regimes, (ii) the OECD Standard for Automatic Exchange of Financial Account Information in Tax Matters –

the Common Reporting Standard and any associated guidance, (iii) any intergovernmental agreement, treaty, regulation, guidance, standard or other agreement entered into in order to comply with, facilitate, supplement or implement the legislation, regulations, guidance or standards described in sub-paragraphs (i) and (ii), and (iv) any legislation, regulations or guidance that give effect to the foregoing.
“Total Return” shall mean, for any period since the end of the prior Reference Period, the sum of: (i) all distributions accrued or paid (without duplication) on the Investor Units of the Aggregator outstanding at the end of such period since the beginning of the then-current Reference Period plus (ii) the change in aggregate Net Asset Value of such Investor Units of the Aggregator since the beginning of such Reference Period, before giving effect to (x) changes resulting solely from the proceeds of issuances of Investor Units of the Aggregator, (y) any allocation or accrual to the Performance Participation Allocation and (z) applicable Servicing Fees; minus (iii) all Fund Expenses (to the extent not already reflected in clause (ii)) but excluding Servicing Fees; provided, that the aggregate Net Asset Value of such Investor Units shall be calculated without taking into account any accrued and unpaid taxes of any Intermediate Entity (or the receipts of such Intermediate Entity) through which the Partnership indirectly invests in an Investment or any comparable entities of any other TPG Fund, or taxes paid by any such entity since the end of the prior Reference Period. For the avoidance of doubt, the calculation of Total Return will (A) include any appreciation or depreciation in the Net Asset Value of Investor Units of the Aggregator issued during the then-current Reference Period, (B) treat certain taxes incurred (directly or indirectly) by the Partnership which relate to a Limited Partner as part of the distributions accrued or paid on Units in accordance with paragraph 4.06 of this Agreement, and (C) exclude the proceeds from the initial issuance of such Investor Units of the Aggregator.
“TPG” shall mean TPG Operating Group, its Controlled funds, general partners and management companies and any of its Affiliates, including TPG Inc.
“TPG Funds” shall mean, collectively, any partnerships or any other pooled investment vehicles, separate accounts or other investment programs (including any “funds-of-one”) sponsored, managed or advised (including on a sub-advisory basis) by TPG.
“TPG Operating Group” shall mean, collectively, TPG Operating Group I, L.P., TPG Operating Group II, L.P. and TPG Operating Group III, L.P. or any successor to the foregoing. “Transfer” (and, by correlation, “Transfers”, “Transferred” and “Transferring”) shall have the meaning specified in paragraph 9.01(a).
“Treasury Regulations” shall mean the Income Tax Regulations promulgated under the Code, as amended from time to time (including any successor regulations).
“Unconsummated Transaction Expenses” shall mean fees and expenses paid by or on behalf of the Partnership (and not otherwise reimbursed) relating directly to a potential Investment that is not consummated.

“Units” shall mean fractional, undivided interests in the Partnership or Feeder Fund and/or interests in any Intermediate Entity (including the Aggregator) or Parallel Investment Entity, unless the context otherwise requires, including Class D Units, Class F Units, Class I Units, Class R-D Units, Class R-I Units, Class R-S Units and Class S Units, and other Units that may be issued in the sole discretion of the General Partner.
“Unit Repurchase Program” shall have the meaning specified in paragraph 4.02(c).
“Valuation Date” shall mean the last calendar day of each month or such other date as determined by the General Partner.
“Y Analytics” shall mean Y Analytics, PBLLC, a Delaware public benefit limited liability company and any successors or replacements thereof.

§ Section 2.01
ARTICLE TWO

ORGANIZATION
2.01.    Continuation of the Partnership. The parties hereby continue the Partnership as a limited partnership pursuant to the provisions of this Agreement and the Partnership Act. The rights and liabilities of the Partners shall be as provided in the Partnership Act, except (to the maximum extent permitted by law) as otherwise expressly provided herein.
2.02.    Name. The name of the Partnership shall continue as TPG Private Equity Opportunities, L.P. The business of the Partnership may be conducted, upon compliance with all applicable laws, under any other name designated by the General Partner, subject to any requirements of applicable law. The General Partner is authorized to make any variations in the Partnership’s name which the General Partner may deem necessary or advisable, subject to any requirements of applicable law. In the case of a change of name of the Partnership pursuant to this section, specific references herein to the name of the Partnership shall be deemed to have been amended to the name as so changed.
2.03.    Place of Business; Registered Office. The Partnership shall maintain its principal office in Fort Worth, Texas. The General Partner may at any time change the location of the Partnership’s principal office to any other location within the United States, and may establish additional offices. The Partnership shall maintain a registered office at the offices of Maples Fiduciary Services (Delaware) Inc., Suite 302, 4001 Kennett Pike, County of New Castle, Wilmington, DE 19807, or at such other place as the General Partner may from time to time designate. The General Partner may change the principal office or registered office of the Partnership at any time and shall provide notice of any such change to the other Partners.
2.04.    Classes of Units. The General Partner is hereby authorized to cause the Partnership to issue Units designated as Class D Units, Class F Units, Class I Units, Class R-D Units, Class R-I Units, Class R-S Units and Class S Units and any other additional classes of Units with such terms, rights, and obligations as determined in the sole discretion of the General Partner. At any time after the Initial Closing Date, the General Partner may, for administrative convenience and in its sole discretion, elect to convert Units of a Class into the equivalent aggregate Net Asset Value amount of Units of another Class measured as of the most recent Valuation Date. For the avoidance of doubt, any such conversion will not increase the fees borne by the holders of such converted Units, or otherwise materially adversely impact the rights of such holders unless consented to by the holders.
2.05.    Purpose. The purpose of the Partnership is to seek to invest in Investments in accordance with the investment objectives and policies of the Partnership as in effect from time to time and to engage in any other lawful activity as the General Partner may from time to time determine. Subject to the provisions of this Agreement, the General Partner may from time to time adopt, amend, revise or terminate any strategy or policy with respect to Investments by the Partnership as it shall deem appropriate in its sole discretion. Investments may be effected on a global basis, using a wide variety of investment types and transaction structures, and may have long or short anticipated holding periods. In furtherance of the foregoing, the Partnership shall

§ Section 2.05
have all powers necessary and appropriate for the accomplishment thereof, including the following:
(a)    to purchase, sell, invest, trade, hold, receive, mortgage, pledge, transfer, exchange, or otherwise acquire or dispose of, realize upon, or deal in or with Securities and Claims (including by entering into derivative instruments or contracts of any kind providing economic exposure thereto) and otherwise deal in or with, and exercise all rights, powers, privileges, options and other incidents of ownership or possession with respect to, all assets or property held or owned by the Partnership;
(b)    to hold all or any part of the assets, property or funds of the Partnership in cash or cash equivalents;
(c)    to open, maintain and close bank and brokerage accounts and draw checks and other orders for the payment of money;
(d)    to engage accountants, custodians, attorneys, consultants and any and all other agents and assistants, both professional and nonprofessional, and, subject to the provisions of paragraph 6.01, to compensate them for such services;
(e)    to sue, prosecute, settle or compromise all claims against third parties, to defend, compromise, settle or accept judgment in respect of claims against the Partnership and to execute all documents and make all representations, admissions and waivers in connection therewith;
(f)    to make loans, and to act as guarantor or surety, as necessary, appropriate or incidental to the accomplishment of the purposes of the Partnership;
(g)    to create special purpose entities, including liquidating trusts or other liquidating entities, to make, pursue, hold or dispose of one or more Investments or other assets, either alone or in a joint venture with other Persons, or to facilitate co-investments by Limited Partners or other Persons permitted to co-invest with the Partnership;
(h)    to enter into, make and perform all contracts, agreements and undertakings (including the Management Agreement) and pay all Fund Expenses as the Partnership may deem necessary, appropriate or incidental to carrying out the purposes of the Partnership;
(i)    to, or to cause one or more Portfolio Companies or other subsidiaries to, borrow money and issue evidences of indebtedness therefor, as necessary, appropriate or incidental to the accomplishment of the purposes of the Partnership, and mortgage, pledge, encumber and grant security over the assets of the Partnership or such entities to secure such indebtedness or any guarantee or surety given in accordance with the terms hereof; and
(j)    to modify its organizational structure or entity type (including by merger, consolidation, conversion or similar transaction), to structure or restructure the Partnership’s investments, or to structure the Partnership’s holdings and business operations in a manner that

§ Section 2.06
would allow the Partnership to rely on a different exclusion from the definition of “investment company” under the Investment Company Act, to register the Partnership as an investment company under the Investment Company Act, or to elect to be regulated as a business development company under the Investment Company Act.
2.06.    Term. The Partnership shall continue until it is dissolved upon (a) a determination made by the General Partner at any time in its sole discretion that the dissolution and winding up of the Partnership is in the best interests of the Partnership, (b) a GP Event of Withdrawal, (c) the termination, dissolution or withdrawal of the General Partner, (d) a Cause Event together with the Consent of 75% in Interest of the Global Partners to dissolve the Partnership, or (e) the entry of a decree of dissolution of the Partnership pursuant to Section 18-802 of the Partnership Act.
2.07.    Qualification in Other Jurisdictions. The General Partner shall cause the Partnership to be qualified or registered under assumed or fictitious names or other limited partnership statutes or similar laws in any jurisdiction in which the Partnership owns property or transacts business if and to the extent that such qualification or registration is necessary in order to protect the limited liability of the Limited Partners or to permit the Partnership lawfully to own property or to transact business.
2.08.    Restrictions on Certain Borrowings and Guarantees. (a) The Partnership is authorized to borrow funds. The Partnership may borrow funds directly or indirectly through one or more special purpose vehicles, from any Person, or incur any other similar credit obligation (including credit support arrangements or other extensions of credit), for any purpose related to the Partnership, including (i) to make guarantees and provide other credit support to any Person, (ii) to pay Fund Expenses (including Management Fees, Maintenance Fees and Servicing Fees), (iii) to make or facilitate an Investment, (iv) to make payments under any surety or hedging transaction, (v) to fund the payment of any withholding or other tax or governmental charge on behalf of or with respect to any Partner and (vi) to make or facilitate a Distribution of proceeds. Any borrowing that is not denominated in U.S. dollars shall be valued based on the exchange rate for U.S. dollars in effect as of the date of such borrowing. The Partnership shall be permitted to borrow funds from the General Partner or any of its Affiliates. Borrowings, guarantees, sureties and/or other credit support by the Partnership may be made on a several, joint, joint and several or cross-collateralized basis with one or more other Parallel Investment Entities, any Feeder Fund, Intermediate Entity, other TPG Funds, any special purpose vehicles or other entities established by, in connection with, or alongside the Partnership and/or any of the foregoing, or any Person in or alongside which the Partnership acquires, directly or indirectly, or proposes to acquire, an Investment (or to any subsidiary or acquisition vehicle thereof).
(b)    The General Partner shall have the right to (or to cause the Partnership to) assign, pledge, mortgage, transfer and grant security interests in any and all of the assets of the Partnership, including Investments to its Affiliates or to lenders or other creditors of the Partnership or any Investment, in connection with any indebtedness, guarantee or surety of the Partnership.

§ Section 2.09
2.09.    Parallel Investment Entities. The General Partner or its Affiliates may establish one or more additional entities or other arrangements (including any feeder vehicles into such entities or other arrangements) (each, a “Parallel Investment Entity”), which will generally invest side-by-side with the Partnership in Investments, in order to (a) facilitate, from a legal, tax, regulatory, accounting, compliance, operational or other standpoint, the making of Investments by certain categories of investors, (b) in the case of a Non-Regulatory Compliant Partner, protect the Partnership or otherwise minimize material adverse consequences that may result from one or more Partners being Non-Regulatory Compliant Partners, or (c) accommodate certain other operational or other requirements. The General Partner may require one or more Limited Partners to withdraw from the Partnership and to be admitted as a limited partner, member, stockholder or other equity owner of a Parallel Investment Entity (or vice versa) and transfer a proportionate share of the Partnership’s assets and liabilities to such Parallel Investment Entity (or vice versa) (including an interest in the Aggregator) and combine or otherwise consolidate one or more Parallel Investment Entities with the Partnership or another Parallel Investment Entity if it deems reasonable to do so in light of the Partnership’s investment activities. Each Limited Partner acknowledges and agrees that, as a result of the regulatory, tax, legal, accounting, compliance, operational or other considerations mentioned above, the terms of such Parallel Investment Entities may substantially differ from the terms of the Partnership and such differences may cause Parallel Investment Entities to subscribe at a different Net Asset Value per Unit in the Aggregator. For the avoidance of doubt, Parallel Investment Entities shall not include any Comparable Fund or any co-investment vehicles, if any, or other entities relating to additional capital in a single Investment.
2.10.    Feeder Funds and Intermediate Entities. (a) The General Partner and/or its Affiliates may, in their sole discretion, establish one or more Feeder Funds to accommodate certain investors and to facilitate their indirect participation in the Partnership with respect to all or a portion of their investment therein. Any such Feeder Fund may elect to be treated as, or participate in the Partnership indirectly through an entity that elects to be treated as, a corporation for U.S. federal income tax purposes. Investors in a Feeder Fund generally will have indirect interests in the Partnership on economic terms no more favorable than those of the other Limited Partners that invest in the Partnership.
(b)     To the extent agreed between the General Partner and a Feeder Fund (including a Feeder Fund Affiliated with the General Partner), the General Partner may, in its sole discretion, treat the Units of a Feeder Fund as Units held by more than one Partner and apply the rights and remedies available to the General Partner or the Partnership, and the restrictions applicable to the Limited Partner, as if (i) the Feeder Fund were multiple Limited Partners and/or (ii) the underlying investors in such Feeder Fund were each a separate Partner hereunder. The General Partner may make any adjustments to the Units of a Feeder Fund reasonably necessary to accomplish the overall objectives of this paragraph 2.10 on the condition that such adjustments shall not materially adversely affect the Units of any other Limited Partner. Nothing in this paragraph 2.10 should be construed as making any interestholder in a Feeder Fund a Limited Partner for any purpose.

§ Section 3.01
(c)    The General Partner and/or its Affiliates may, in their sole discretion, cause the Partnership to hold certain investments directly or indirectly through (i) entities that may elect to be classified as corporations for U.S. federal income tax purposes, whether formed in a U.S. or non-U.S. jurisdiction (each, a “Corporation”), or (ii) any other type of entity (together with any Corporation, and including the Aggregator, “Intermediate Entities”).
ARTICLE THREE

PARTNERS AND CAPITAL
3.01.    General Partner. The name, address and Subscription of the General Partner are set forth in the books and records of the Partnership, as amended from time to time.
3.02.    Limited Partners. (a) The name, address, and Subscription of each Limited Partner in the Partnership are set forth in the books and records of the Partnership, as amended from time to time.
(b)    Except as expressly provided in this Agreement, Limited Partners shall not vote or participate in, or take part in the control of, the Partnership business and shall have no right or authority to act for or to bind the Partnership. The exercise by any Limited Partner of any right conferred herein shall not be construed to constitute participation by such Limited Partner in the control of the business of the Partnership so as to make such Limited Partner liable as a general partner for the debts and obligations of the Partnership for purposes of the Partnership Act. No Limited Partner shall owe any duties (fiduciary or otherwise) under this Agreement, or at law or in equity, to the Fund or any other Global Partner in respect of its activities as a Limited Partner, other than the duty to act in good faith.
(c)    Unless named in this Agreement as a Partner, or unless admitted to the Partnership as a general partner or a Limited Partner as provided in this Agreement, no Person shall be considered a Partner. Unless the General Partner otherwise consents, the Partnership and the General Partner shall not be required to recognize any Person as a Partner because of a Transfer of all or part of a Partner’s Units to such Person (including a Transfer thereof by reason of the Incapacity of such Partner). Any Distribution by the Partnership to the Person shown on the Partnership records as a Partner or to its legal representatives, or to the assignee of the right to receive Distributions as provided herein, shall acquit the Partnership and the General Partner of all liability to any other Person that may be interested in such Distribution by reason of any other Transfer of such Partner’s Units for any reason (including a Transfer thereof by reason of such Partner’s Incapacity).
(d)    The General Partner and its Affiliates may also be admitted as Limited Partners pursuant to the terms of this Agreement, including, without limitation, to the extent that either of them purchases Units, elects to receive all or a portion of the Performance Participation Allocation in Units, or becomes a transferee of all or any part of the Units of a Limited Partner, and to such extent shall be treated as a Limited Partner in all respects, except as provided herein. The General Partner may determine, in its sole discretion, that any Limited Partner that is an Affiliate of the General Partner, Fund Personnel or Senior Advisory Professional shall not bear,

§ Section 3.03
or shall bear reduced amounts of, Management Fee and/or Performance Participation Allocation (in the manner each such Partner and the General Partner shall agree upon such Partner’s admission to the Partnership, including pursuant to a rebate of such amounts).
3.03.    Subscriptions. (a) Partners will make Subscriptions to the Partnership in exchange for Units as more fully described in the Memorandum. Each Partner, by executing a Subscription Agreement, shall be deemed to have acknowledged and consented to the risks and other considerations relating to an investment in the Partnership, including the risks and conflicts described in the Memorandum. Each Partner’s Unit holdings will be set forth opposite its name on the Partnership’s books and records. The General Partner or any transfer agent or similar agent may keep the Partnership’s books and records current through separate revisions that reflect periodic changes to each Limited Partner’s Units (including as a result of Subscriptions or repurchases) without preparing an amendment to this Agreement. The Partners shall have no right or obligation to make any additional Subscriptions or loans to the Partnership.
(b)    The General Partner is hereby authorized to cause the Partnership to issue such additional Units for any Partnership purpose at any time or from time to time to the Partners (including the General Partner) or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners. Any additional Units issued thereby may be issued in one or more classes (including the classes specified in this Agreement or any other classes), or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Units, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any Limited Partner, subject to Delaware law.
(c)    The General Partner is hereby authorized to admit one or more Partners to the Partnership at any time and from time to time in its sole and absolute discretion. Each new Partner shall be admitted as a Partner upon the General Partner’s acceptance of an executed Subscription Agreement or other agreement pursuant to which such Partner becomes bound by the terms of this Agreement.
(d)    Subscriptions may be accepted or rejected in whole or in part by the General Partner on behalf of the Partnership in its sole discretion.
(e)    Admission of a new Limited Partner shall not cause a dissolution of the Partnership.
(f)    Unless otherwise agreed to by the General Partner, Subscriptions to the Partnership must be made in U.S. dollars by wire transfer of immediately available funds on or prior to the date Units are to be issued. The General Partner may accept, on behalf of the Partnership, a Subscription to the Partnership in the form of a non-cash contribution on terms and conditions that the General Partner deems appropriate in good faith. The Agreed Value of any non-cash Subscriptions by a Partner as of the date of contribution are set forth on the Partnership’s books and records. No Units shall be deemed issued by the Partnership to a Partner

§ Section 3.04
until they are paid for in the amount and form agreed to with the General Partner. When issued pursuant to and in accordance with this Agreement, Units shall be fully paid and non-assessable, to the fullest extent permitted by law.
3.04.    Confidentiality Regarding Investments. If the General Partner determines in good faith that, because of a need to keep the acquisition or disposition or other realization of an Investment by the Partnership confidential, notifying the Limited Partners of the identity of a potential Investment or disposition or other realization by means of any communication, including any annual and interim reports, would cause a risk of jeopardizing that Investment or of detriment to the anticipated returns from that Investment, the General Partner may omit that information from such communications. Without limiting the foregoing, the General Partner may refrain from providing the Limited Partners with identifying information with respect to an Investment or Portfolio Company if a third party conditions the participation of the Partnership in the relevant transaction on such non-disclosure, subject to any applicable federal and state securities laws.
3.05.    Liability of Limited Partners. Except as provided by the Partnership Act or other applicable law and subject to the obligations to indemnify the Partnership and the General Partner as provided in paragraphs 4.06 and 9.09 and as otherwise expressly set forth herein, no Limited Partner shall have any personal liability whatsoever in its capacity as a Limited Partner, whether to the Partnership, to any of the Partners, or to the creditors of the Partnership, for the debts, liabilities, contracts, or other obligations of the Partnership or for any losses of the Partnership. No Limited Partner shall owe any fiduciary duty to any other Partner.
ARTICLE FOUR

DISTRIBUTIONS AND ALLOCATIONS
4.01.    Distributions – General Principles.
(a)    Except as otherwise expressly provided in this Article Four or in Article Ten, no Partner shall have the right to withdraw capital from the Partnership or to receive any distribution or return of its Subscription. Distributions, if any, as and when declared by the General Partner in its sole discretion, shall be made only to Persons who, according to the books and records of the Partnership, were the holders of record of Units on the date determined by the General Partner as of which the Partners are entitled to any such distributions. Notwithstanding anything to the contrary contained in this Agreement, the Partnership, and the General Partner on behalf of the Partnership, shall not be required to make a distribution to any Partner on account of its interest in the Partnership if such distribution would violate the Partnership Act or other applicable law. Unless otherwise determined by the General Partner, all distributions of cash shall be made to the Partners in amounts proportionate to the aggregate Net Asset Value of the Units held by the respective Partners on the applicable record date set by the General Partner, except that the amount distributed per Unit of any Class may differ from the amount per Unit of another Class on account of differences in Class-specific expense allocations or for other reasons as determined by the General Partner.

§ Section 4.02
(b)    Distributions and redemptions made pursuant to this Agreement shall be made in cash. All cash contributions and distributions pursuant to this Agreement shall be made in U.S. dollars (net of applicable currency conversion costs). The “functional currency” of the Partnership shall be the U.S. dollar with respect to all allocations and distributions hereunder.
4.02.    Performance Participation Allocation. (a) The General Partner shall be entitled to an allocation or distribution (the “Performance Participation Allocation”) from the Fund (directly or indirectly through an Intermediate Entity), promptly following the end of the year and at the other times described below (which, in each case, shall accrue on a monthly basis) in an amount equal to:
(i)    First, if the Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such Excess Profits until the total amount allocated to the General Partner equals 12.5% of the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to the General Partner pursuant to this clause (this is referred to as a “Catch-Up”); and
(ii)    Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.
Any amount by which the Total Return falls below the Hurdle Amount and that does not constitute Loss Carryforward Amount will not be carried forward to subsequent periods.
For the avoidance of doubt and notwithstanding anything to the contrary herein, (I) the Performance Participation Allocation shall be calculated separately with respect to each Class, taking into account expenses that are attributable to such Class (and all references herein to the Performance Participation Allocation and the terms used for purposes of calculating the Performance Participation Allocation shall be interpreted accordingly), and (II) the General Partner is not entitled to the Performance Participation Allocation with respect to Class F Units or any other Units that are not Investor Units. The General Partner shall be permitted to make adjustments to distributions, allocations and other fundings, payments or calculations in order to give effect to the foregoing.
(b)    The General Partner will also be allocated a Performance Participation Allocation with respect to all Investor Units that are repurchased in connection with repurchases of Investor Units in an amount calculated as described above with the relevant period being the portion of the Reference Period for which such Investor Unit was outstanding, and proceeds for any such Investor Unit repurchase will be reduced by the amount of any such Performance Participation Allocation.
(c)    The General Partner may elect to receive the Performance Participation Allocation in cash, Units of the Partnership or any Parallel Investment Entity and/or shares, units or interests (as applicable) of Intermediate Entities. Such Units may be repurchased at the General Partner’s request and will be subject to the volume limitations of the Partnership’s Unit repurchase program as described in the Memorandum (as amended from time to time, the “Unit

§ Section 4.03
Repurchase Program”) but not the early repurchase deduction of the Unit Repurchase Program. Each of the Partnership, Feeder Funds and Parallel Investment Entities will be obligated to bear (without duplication) its proportional share of the Performance Participation Allocation based on its proportional interest in the Aggregator.
(d)    The measurement of the change in Net Asset Value per Unit for the purpose of calculating the Total Return is subject to adjustment by the General Partner to account for any dividend, split, recapitalization or any other similar change in the Partnership’s capital structure or any distributions that the General Partner deems to be a return of capital if such changes are not already reflected in the Partnership’s net assets.
(e)    The General Partner will not be obligated to return any portion of the Performance Participation Allocation paid due to the subsequent performance of the Partnership.
4.03.    Tax Distributions. The General Partner may receive a cash advance against allocations or distributions of the Performance Participation Allocation to the General Partner to the extent that annual distributions of the Performance Participation Allocation actually received by the General Partner are not sufficient for the General Partner or any of its beneficial owners (whether such interests are held directly or indirectly) to pay when due any income tax (including estimated income tax) imposed on it or them by reason of the allocation to the General Partner of taxable income pursuant to paragraph 4.05 in respect of the Performance Participation Allocation (including, for the avoidance of doubt, allocations to the General Partner of taxable income with respect to Units issued pursuant to paragraph 4.02) or such distributions of the Performance Participation Allocation, calculated using the Notional Rate. Amounts of the Performance Participation Allocation otherwise to be allocated or distributed to the General Partner pursuant to paragraph 4.02 (including distributions in kind) shall be reduced on a dollar-for-dollar basis by the amount of any prior advances made to the General Partner pursuant to this paragraph 4.03 until all such advances are restored to the Partnership in full.
4.04.    Reinvestment. The Partnership may permit any Distributions to be reinvested into Units, including pursuant to any reinvestment plan on terms that the General Partner determines in its sole discretion. The Partnership shall be deemed to have distributed cash to any holder of Units in an amount equal to the amount of any distributions by the Partnership that such holder has elected to be reinvested in Units. The purchase price for Units issued to any holder in respect of such reinvested distributions will be equal to the most recent Net Asset Value per Unit as of the most recent Valuation Date.
4.05.    Allocation of Profits and Losses. (a) “Capital Account” means, with respect to any Partner, the Capital Account the Partnership shall maintain for such Partner in accordance with the following provisions:
(i)    Each Partner’s Capital Account shall be increased by the amount of such Partner’s Subscription, any income or gain allocated to such Partner pursuant to this paragraph 4.05, and the amount of any Partnership liabilities assumed by such Partner or secured by any Partnership assets distributed to such Partner.

§ Section 4.05
(ii)    Each Partner’s Capital Account shall be decreased by the amount of cash and the gross Fair Value of any other Partnership property distributed to such Partner pursuant to any provision of this Agreement, any expenses or losses allocated to such Partner pursuant to this paragraph 4.05 (including the Partner’s share of expenditures described in Treasury Regulations Section 1.704-1(b)(2)(iv)(i)) and the amount of any liabilities of such Partner assumed by the Partnership.
(iii)    In the event any Partner’s Units (or portion thereof) are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of such Partner to the extent such Capital Account relates to the Transferred Units (or portion thereof).
(iv)    In furtherance of the foregoing and in accordance with Treasury Regulation §1.1061-3(c)(3)(ii)(B), the Partnership shall, (i) calculate separate allocations attributable to (A) the Performance Participation Allocation and any other distribution entitlements that are not commensurate with capital contributed to the Partnership, and (B) any distribution entitlements of the Partners that are commensurate with capital contributed to the Partnership (in each case, within the meaning of Treasury Regulation §1.1061-3(c)(3)(ii)(B) and as reasonably determined by the General Partner), and (ii) consistently reflect each such allocation in its books and records.
(b)    Except as otherwise provided in this Agreement, for Capital Account purposes, each item of income, gain, loss, deduction and credit recognized by the Partnership shall be allocated among the Partners in a manner that as closely as possible gives economic effect to the provisions of this Agreement. Except possibly in the case of a final payment in the year of liquidation, payments (if any) of Performance Participation Allocation to the General Partner in excess of profits allocable to the General Partner shall not be treated as a guaranteed payment. For the avoidance of doubt, (i) the special allocations provided in this Agreement shall be taken into account for Capital Account purposes and (ii) the General Partner shall have the power to adjust such allocations as long as such adjusted allocations have “substantial economic effect” or are in accordance with the “partners’ interest in the partnership” (as provided in Section 704 and Treasury Regulations Section 1.704-1).
(c)    For U.S. federal, state and local income tax purposes, items of income, gain, loss, deduction and credit shall be allocated to the Partners in accordance with the allocations of the corresponding items for Capital Account purposes under this paragraph 4.05, except that items with respect to which there is a difference between tax and book basis will be allocated in accordance with Section 704(c) of the Code, the Treasury Regulations thereunder, and Treasury Regulations Section 1.704-1(b)(4)(i) (in any manner determined by the General Partner).
(d)    The provisions of paragraph 4.05(a) and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations. The General Partner shall be authorized to make appropriate amendments to the allocations of items pursuant to this paragraph 4.05 if necessary

§ Section 4.05
or desirable in order to comply with Section 704 of the Code or applicable Treasury Regulations thereunder and to conform to the economic provisions of this Agreement; provided, that no such change shall have an adverse effect upon the amount distributable to any Partner pursuant to this Agreement.
(e)    Notwithstanding any provision set forth in this paragraph 4.05, no item of deduction or loss shall be allocated to a Partner to the extent the allocation would cause a negative balance in such Partner’s Capital Account (after taking into account the adjustments, allocations and distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) that exceeds the amount that such Partner would be required to reimburse the Partnership pursuant to this Agreement or under applicable law. In the event some but not all of the Partners would have such excess Capital Account deficits as a consequence of such an allocation of loss or deduction, the limitation set forth in this paragraph 4.05(e) shall be applied on a Partner-by-Partner basis so as to allocate the maximum permissible deduction or loss to each Partner under Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations. All deductions and losses in excess of the limitations set forth in this paragraph 4.05(e) shall be allocated to the General Partner. In the event any loss or deduction shall be specially allocated to a Partner pursuant to either of the two preceding sentences, an equal amount of income of the Partnership shall be specially allocated to such Partner prior to any allocation pursuant to paragraph 4.05(b).
(f)    In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate as quickly as possible any deficit balance in its Capital Account in excess of that permitted under paragraph 4.05(e) created by such adjustments, allocations or distributions. Any special allocations of items of income or gain pursuant to this paragraph 4.05(f) shall be taken into account in computing subsequent allocations pursuant to this Article Four so that the net amount of any items so allocated and all other items allocated to each Partner pursuant to this Article Four shall, to the extent possible, be equal to the net amount that would have been allocated to each such Partner pursuant to the provisions of this Article Four if such unexpected adjustments, allocations or distributions had not occurred.
(g)    In the event the Partnership incurs any nonrecourse liabilities, income and gain shall be allocated in accordance with the “minimum gain chargeback” provisions of Sections 1.704-1(b)(4)(iv) and 1.704-2 of the Treasury Regulations.
(h)    The General Partner (i) may determine in its sole discretion, to adjust the Capital Accounts of the Partners in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f) to reflect the Fair Value of Partnership property (including whenever a Unit in the Partnership is relinquished to the Partnership and when the Partnership is liquidated pursuant to Article Ten), and (ii) shall adjust the Capital Accounts of the Partners in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(e) in the case of a Distribution of any property (other than cash).
(i)    All elections, decisions and other matters concerning the allocation of profits, gains, deductions, losses, credits and any other items among the Partners, and accounting

§ Section 4.05
procedures, not specifically and expressly provided for by the terms of this Agreement, shall be determined by the General Partner in good faith. Such determination made in good faith by the General Partner shall, absent manifest error, be final and conclusive as to all Partners.
(j)    The General Partner may, in its sole discretion, cause the Partnership to make such an election under Section 754 of the Code (which election, unless properly revoked, will, in accordance with Section 754 of the Code and the Treasury Regulations thereunder, be binding with respect to all subsequent Transfers of Units in the Partnership and with respect to certain Distributions of property by the Partnership).
(k)    The General Partner may elect to allocate specially for U.S. federal income tax purposes profits or losses (or items of income, gain, and loss, including items taxable at ordinary income rates and short- and long-term capital gains and losses) to any repurchased Limited Partner (including a Limited Partner whose Units are only partially repurchased) to the extent that the amount of the Partner’s tax basis attributable to such repurchased Interests is greater or less than the amount the Partner received on repurchase.
4.06.    Tax Advances; Tax Withholdings. (a) To the extent the Partnership (or a Feeder Fund) or any entity in which the Partnership holds an interest is or may be required by law to withhold or to make tax payments, including any interest, additions to tax, or penalties with respect thereto, on behalf of or with respect to any Partner (or investor in a Feeder Fund) (e.g., backup withholding or withholding with respect to non-U.S. investors or an amount due under the Partnership Audit Rules or under Section 1446(f) of the Code) that, in the General Partner’s reasonable discretion, is attributable to such Partner or such Partner’s predecessor (“Tax Advances”), the General Partner may withhold such amounts and make such tax payments as so required. All Tax Advances made on behalf of a Partner, plus interest thereon at a rate equal to the Base Rate, as of the date of such Tax Advances, shall, at the option of the General Partner, (i) be promptly paid to the Partnership by the Partner on whose behalf such Tax Advances were made (such payment not to constitute a Subscription of such Partner), or (ii) be repaid by reducing the amount of the current or next succeeding Distribution or Distributions that would otherwise have been made to such Partner or, if such Distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Partner. Whenever the General Partner selects option (ii) pursuant to the preceding sentence for repayment of a Tax Advance by a Partner, for all other purposes of this Agreement such Partner shall be treated as having received all Distributions (whether before or upon liquidation) unreduced by the amount of such Tax Advance and interest thereon. Each Partner hereby agrees, to the extent permitted by applicable U.S. state and federal law, to reimburse the Partnership and the General Partner for any liability with respect to Tax Advances required on behalf of or with respect to such Partner (reduced by amounts already repaid by such Partner pursuant to clause (ii) of this paragraph with respect to such Tax Advances). The obligations under this paragraph 4.06(a) shall survive the Transfer or withdrawal of such Partner or the dissolution, winding up and termination of the Partnership (in which case such obligation will be owed to the General Partner directly).

§ Section 4.06
(b)    If requested by the General Partner, each Limited Partner shall deliver to the General Partner: (i) an affidavit in a form satisfactory to the General Partner stating whether or not such Partner (or its partners, members, shareholders or other direct or indirect beneficial owners as the case may be) is subject to tax withholding under the provisions of any U.S. federal, state, local, non-U.S. or other law; (ii) any other certificates, forms, or instruments reasonably requested by the General Partner relating to such Limited Partner’s status under any such laws, including evidence of the filing of tax returns and/or payment of tax and (iii) any information reasonably requested by the General Partner in connection with applicable Partnership Audit Rules (including evidence of such Partner’s filing of tax returns and payment of tax) or Section 1446(f) of the Code. Each Limited Partner shall cooperate with the General Partner to the extent reasonably requested by the General Partner in connection with any tax structuring, tax audit (or any tax settlement or similar agreement) of or involving, or tax filings or tax elections (or other interactions with any taxing authority), on behalf of the Partnership or any of its existing or former Investments. The obligations provided in this paragraph 4.06(b) shall survive the Transfer or withdrawal of such Partner or the dissolution, winding up and termination of the Partnership (in which case such obligation will be owed to the General Partner directly).
(c)    The economic burden of any tax or other governmental charge (whether collected through withholding, deduction or directly imposed on the Partnership or any entity in which the Partnership invests (whether by law, regulation or contract)), including a payment under the Partnership Audit Rules or the Tax Reporting Rules or Section 1446(f) of the Code or potential tax (including, in each case, any fine or penalty imposed by a governmental authority and including any interest on such tax, potential tax, fine or penalty), that, in the General Partner’s reasonable discretion, is attributable to a Limited Partner (including, to the identity or jurisdiction of such Limited Partner, a Transfer of Units in the Partnership to or from such Limited Partner, or to such Limited Partner’s failure to provide any information described in paragraph 4.06(b) or paragraph 13.03(b)) may be specially allocated by the General Partner, in its discretion, to any such Limited Partners, and the General Partner may similarly specially allocate amounts held in reserve by the Partnership or any entity in which the Partnership invests related to such tax or potential tax (including, in each case, any fine or penalty imposed by a governmental authority and including any interest on such tax, potential tax, fine or penalty), or an indemnity related thereto, or a purchase price discount, holdback, offset or similar reduction in gross proceeds reasonably related to such tax or potential tax. Any such Limited Partner shall be treated as having received an amount equal to all such taxes paid or withheld as a Distribution. The obligation provided in this paragraph 4.06(c) shall survive the Transfer or withdrawal by such Partner or the dissolution, winding up and termination of the Partnership (in which case such obligation will be owed to the General Partner directly).
(d)    Each Partner shall bear the economic burden of, and reimburse and indemnify the Partnership, the other Partners and any withholding agent with respect to any and all losses, costs, claims, judgments, damages, settlement costs, fees or related expenses (including attorneys’ fees and fines) arising out of any alleged or actual act or omission to act, or as a result of such Partner’s participation in or withdrawal from the Partnership, with respect to any tax payment or governmental charge (including pursuant to the Partnership Audit Rules, Section 1446(f) of the Code and the Tax Reporting Rules), withholding, deduction or special

§ Section 4.06
allocation made by the Partnership, its subsidiaries or any withholding agent to the extent attributable to such Partner pursuant to this paragraph 4.06 (provided, that such indemnified person was not found guilty of fraud, gross negligence or willful misconduct by a court of competent jurisdiction or a final arbitration proceeding and did not admit guilt in a settlement of any such claims). The obligation provided in this paragraph 4.06(d) shall survive the Transfer or withdrawal by the Partner or the dissolution, winding up and termination of the Partnership (in which case such obligation will be owed to the General Partner directly).
4.07.    Limitation on Distributions. Notwithstanding anything to the contrary in this Agreement, no Distribution shall be made to any Partner to the extent such Distribution would violate the Partnership Act or other applicable law.
ARTICLE FIVE

RIGHTS AND DUTIES OF THE GENERAL PARTNER
5.01.    Management. (a) The management and operation of the Partnership shall be vested in the General Partner.
(b)    The General Partner shall have the rights, powers and obligations required to be vested in or assumed by a general partner of a limited partnership under the Partnership Act and otherwise as provided by law. Except as otherwise expressly provided in this Agreement or by law, the General Partner is hereby vested with the full, exclusive and complete right, power and discretion to operate, manage and control the affairs of the Partnership (and to delegate the management and operation of the Partnership to the Management Company on the terms set forth in the Management Agreement) and to make all decisions affecting Partnership affairs, as deemed proper, convenient or advisable by the General Partner to carry on the business of the Partnership as described in paragraph 2.05. Without limiting the generality of the foregoing or the scope of authority granted to the General Partner elsewhere in this Agreement, the General Partner may, on behalf of the Partnership, at any time, and without further notice to or Consent from any Limited Partner (except to the extent otherwise provided in this Agreement), do the following:
(1)    make, manage and direct Investments consistent with the purposes of the Partnership, including in or alongside other TPG Funds;
(2)    make dispositions of, or otherwise realize, Investments on such terms as the General Partner shall determine to be appropriate;
(3)    provide, or arrange for the provision of, consulting, financial, managerial and other advice and assistance to Portfolio Companies and any Affiliates thereof;
(4)    incur all expenditures permitted by this Agreement and, to the extent that funds of the Partnership are available (including from borrowings of the Partnership), pay all expenses, debts and obligations of the Partnership;

§ Section 5.01
(5)    contract with and dismiss from service any and all consultants, custodians of the assets of the Partnership or other agents;
(6)    sue, prosecute, settle or compromise all claims against third parties and defend, compromise, settle or accept judgment in respect of claims against the Partnership and execute all documents and make all representations, admissions and waivers in connection therewith; provided, that the General Partner shall have the sole authority to sue, prosecute, settle or compromise all claims against Portfolio Companies and their Affiliates arising from the Partnership’s Investment on behalf of the Partnership or any of the Partners, and no Partner (in its capacity as a Partner) shall take any such action in respect of such claims against any Portfolio Company or its Affiliates without the written Consent of the General Partner;
(7)    except as otherwise provided in this Agreement, enter into, execute, amend, supplement, acknowledge and deliver any and all contracts, agreements, evidences of indebtedness or other instruments as the General Partner shall determine to be appropriate in furtherance of the purposes of the Partnership (including contracts, agreements or instruments for the borrowing of funds by the Partnership, including one or more credit facilities, or to hedge in connection with the making, holding or disposition of Investments, but the Partnership shall not enter into derivative instruments solely for the purposes of speculation);
(8)    consent or withhold consent to the admission of a Substituted Limited Partner in the Partnership pursuant to and subject to the terms of Article Nine;
(9)    act as (or appoint a designee to act as) the Partnership Representative and appoint or revoke the appointment of the Designated Individual. The Partnership Representative and the Designated Individual (as relevant) shall have and exercise any authority permitted to the Partnership Representative, or the Designated Individual, as applicable, under the relevant Partnership Audit Rules, and take whatever steps the General Partner or the Partnership Representative, in its reasonable discretion, deems necessary or desirable to perfect such designations and exercise such authority, including filing any forms and documents with the Internal Revenue Service or any other tax authority, and take such other action as may from time to time be required or authorized under applicable law, and the Partners shall cooperate and take such actions as the Partnership Representative in its reasonable discretion requests in connection with the foregoing;
(10)    withhold amounts otherwise distributable to the Partners, in its discretion, in order to maintain the Partnership in a sound financial and cash position and to make such reasonable provisions as the General Partner in its discretion deems necessary or advisable for any and all liabilities and obligations,

§ Section 5.01
contingent or otherwise, of the Partnership, including to pay amounts with respect to which the Partnership has acted as a guarantor or surety;
(11)    assign control of one or more Portfolio Companies to the general counsel, chief financial officer and/or one or more senior personnel of TPG to the extent necessary or desirable to facilitate licensing or similar regulatory requirements in connection with an Investment;
(12)    indemnify, or enter into any indemnity agreement with, any Person, in the General Partner’s sole discretion (subject, in the case of Indemnified Persons, to paragraph 5.04);
(13)    rely on and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;
(14)    modify the organizational structure or entity type of the Partnership (including by merger, consolidation, conversion or similar transaction), structure or restructure the Partnership’s investments, and structure the Partnership’s holdings and business operations in a manner that would allow the Partnership to rely on a different exclusion from the definition of “investment company” under the Investment Company Act, to register the Partnership as an investment company under the Investment Company Act, or to elect to be regulated as a business development company under the Investment Company Act;
(15)    appoint officers of the Partnership as the General Partner may deem necessary or advisable and authorize and delegate authority to any partner, director, officer, employee or other agent of the General Partner, the Management Company or officer, agent or employee of the Partnership to act for and on behalf of the Partnership in all matters related to or incidental to the foregoing;
(16)    take any action that the General Partner deems necessary or advisable to ensure that the assets of the Partnership are not deemed to be “plan assets” within the meaning of the Plan Asset Provisions; and
(17)    do any other act that the General Partner deems necessary or advisable in connection with the management and administration of the Partnership in accordance with this Agreement.
(c)    Third parties dealing with the Partnership may rely conclusively upon any certificate of the General Partner to the effect that it is acting on behalf of the Partnership. The signature of the General Partner shall be sufficient to bind the Partnership in every manner to any

§ Section 5.01
agreement or on any document, including documents drawn or agreements made in connection with the acquisition or disposition or other realization of any Investment or other properties in furtherance of the purposes of the Partnership.
(d)    The Management Company shall serve as the investment manager to the Partnership on the terms, and subject to the conditions, set forth in the Management Agreement, and shall be responsible for the day-to-day management and operation of the activities of the Partnership.
(e)    The General Partner and/or its Affiliates may make one or more Investments prior to the Initial Closing Date (each, a “Pre-Closing Investment”) that the General Partner determines are appropriate for the Partnership, and in such circumstances the Partnership may acquire interests in such Pre-Closing Investments from the General Partner and/or its Affiliates in accordance with this paragraph 5.01(e). Notwithstanding anything to the contrary contained herein, it is understood and/or agreed that (i) each Limited Partner, by acquiring Units, shall be deemed to have acknowledged and consented to any actual or potential conflicts of interest relating to any such Pre-Closing Investments, and (ii) each Limited Partner, by executing its Subscription Agreement, shall be deemed to have acknowledged and/or consented to any arrangements and/or transactions relating to the transfer of such Pre-Closing Investments to the Partnership and such Limited Partner’s participation therein to the extent required by applicable law.
5.02.    Duties and Obligations of the General Partner. Notwithstanding any delegation pursuant to paragraph 5.01, the General Partner will be ultimately responsible for managing and operating the Partnership, and will control the making and disposition or other realization of Investments.
5.03.    Other Businesses of Partners; Certain Fees. (a) Comparable Funds. The General Partner and/or its Affiliates shall be permitted to close on one or more other investment vehicles, managed accounts and/or other similar arrangements (including those that may be structured through a fund or as one or more entities), for the benefit of one or more other investors having the same or similar investment objectives as the Fund and having terms as determined by the General Partner in its sole discretion (such vehicles, managed accounts and arrangements, collectively, “Comparable Funds”) and such Comparable Funds may invest alongside or in lieu of the Partnership as provided in paragraph 5.03(b). In addition, each Limited Partner acknowledges and agrees that (i) nothing herein shall limit the ability of the General Partner to sponsor, raise, close and manage any such Comparable Funds and (ii) by virtue of such Comparable Funds and/or any other TPG Funds, the General Partner and its Affiliates will be presented with investment opportunities that fall within the investment objective of the Partnership, other TPG Funds and the Comparable Funds, and in such circumstances, the General Partner and its Affiliates shall allocate such opportunities among the Partnership, such other TPG Funds and/or the Comparable Funds as described more fully in paragraph 5.03(b).
(b)    (i) The General Partner will determine in its sole discretion whether an investment opportunity is within the investment objectives of the Partnership. Each Limited

§ Section 5.04
Partner recognizes and consents that all or any portion of an investment opportunity that the General Partner determines in its sole discretion is not appropriate for the Partnership or is more appropriate for other TPG Funds may be pursued by the General Partner and its Affiliates outside of the Partnership. Each Limited Partner acknowledges that TPG currently invests third-party capital in a wide variety of investment opportunities on a global basis through its various investment funds (including other TPG Funds), some of which will have investment objectives that overlap with those of the Partnership. Other TPG Funds that have investment objectives or guidelines that overlap with those of the Partnership may receive priority with respect to any investment opportunity that falls within such common objectives or guidelines or such investment opportunity may be allocated in any manner deemed appropriate by TPG, in its sole discretion.
(ii)    Any Break-up Fees or Portfolio Fees received, and any partnership expenses or Unconsummated Transaction Expenses incurred, in connection with any investment opportunity that is pursued by the Fund and one or more other TPG Funds shall generally be allocated to or borne by such Persons pro rata in accordance with their respective investments or proposed investments in such investment opportunity (or such other manner as the General Partner or its Affiliates determine to be equitable). For the avoidance of doubt, pursuant to Section 3.02(b) of the Management Agreement, on a cumulative basis, the Management Fee paid by the Fund is expected to be reduced (but not below zero) by an amount equal to 100% of the Fund’s pro rata share of Net Fee Income (as defined in the Management Agreement), if any, received by the Management Company or any affiliate of the Management Company, as a representative, or on behalf, of the Fund.
(iii)    Nothing in this paragraph 5.03(b) shall be construed as prohibiting Affiliates of TPG from (i) investing for their own personal accounts in investment opportunities which the General Partner reasonably believes in good faith are not suitable for the Partnership or (ii) undertaking investment activities on behalf of Persons in which such Affiliates of TPG have an investment.
(c)    Subject to paragraph 14.08, TPG, the Limited Partners and Affiliates of any Limited Partner are authorized to engage in any business activities or acquire or possess any investment or other interest in business ventures or other entities of any kind, nature or description, independently or with others, in addition to those connected to the Partnership. The Partners further agree that TPG shall not be restricted from using the knowledge, understanding, experience or know-how gained in connection with its involvement with the Partnership and the companies in which the Partnership invests or considers investing for any other purpose, including in connection with engaging in any other business activities or acquiring or possessing any investment or other interest in any business ventures or other entities or making investment, voting, monitoring, governance or other decisions on behalf of itself or any other Person, including other clients or accounts, or providing advice to any such other Person with respect to any such decision. Neither the Partnership nor any Partner shall have any rights or obligations by virtue of this Agreement or the partnership relation created hereby, whether at law or in equity, in or to any business activities in which TPG, any Limited Partner or any of its Affiliates is engaged independent of the Partnership as contemplated by this paragraph 5.03(c), or in or to

§ Section 5.04
any investment or other interests in business ventures or other entities which any of the foregoing is permitted to acquire or possess independent of the Partnership as contemplated by this paragraph 5.03(c), or the income or profits or losses derived from any such activities or interests.
(d)    The Partners acknowledge that TPG is a broad-based alternative investment platform that may engage in strategic transactions, including the investment in, acquisition of, or combination with, other investment platforms, and nothing in this Agreement or otherwise shall prohibit or restrict any such transactions or the operation of such investment platforms following the consummation of any such transaction. In the event that TPG, its Affiliates or any others engage in any such transaction or otherwise engage in any actions or any other event occurs that may result in an assignment (including for the purposes of the Advisers Act) of any agreement, including the Management Agreement, the General Partner will have the authority to act for the Partnership in determining whether or not to provide any required consents.
(e)    The Partners recognize and consent that the Management Company or its Affiliates will receive Portfolio Fees and Break-Up Fees from Persons in which the Partnership has made an Investment and other Persons, and neither the Partnership nor any Partner shall have any interest therein by virtue of this Agreement or the partnership relation created hereby (except as provided herein and in Section 3.02(b) of the Management Agreement), whether at law or in equity. The General Partner shall be entitled to make determinations (acting in good faith) as to whether amounts constitute Portfolio Fees or Break-Up Fees and to pay or reimburse from Portfolio Fees or Break-Up Fees any out-of-pocket Fund Expenses related to the investment giving rise to such fees prior to the application of the Management Fee offset pursuant to Section 3.02(b) of the Management Agreement.
5.04.    Reimbursement, Exculpation and Indemnification. (a) So long as an Indemnified Person shall have acted in good faith, determined consistent with applicable law and the provisions of this Agreement (including the third-to-last sentence of paragraph 7.02) and shall not have been finally determined by a court of competent jurisdiction or in a final arbitration proceeding to be guilty of actual fraud, willful misconduct, gross negligence, a knowing and material breach of this Agreement or to have breached its fiduciary duties to the Partnership under applicable law (as modified by the provisions of this Agreement) and did not admit guilt in a settlement of any such claims, such Indemnified Person shall not be liable to any Partner or the Partnership in connection with any of the matters contemplated by this Agreement or actions taken by such Person contemplated by this Agreement (A) for any mistake in judgment, (B) for any action or inaction taken or omitted or (C) for any loss due to the mistake, action, inaction or negligence of any broker or other agent that is not an Indemnified Person or the dishonesty, fraud or bad faith of any broker or other agent selected and monitored in good faith and with reasonable care. Any Indemnified Person may consult with legal counsel, tax advisors and accountants in respect of Partnership affairs and shall be fully protected and justified in taking or refraining from any action in good faith, in reliance upon and in accordance with the opinion or advice of such counsel, advisors or accountants; provided, that they shall have been selected and monitored in good faith and with reasonable care. In determining whether an Indemnified Person acted in good faith and with the requisite degree of care, such

§ Section 6.01
Indemnified Person shall be entitled to rely on reports and written statements of the directors, officers and employees of a Person in which the Partnership holds Investments unless the Person to be exculpated hereby reasonably believed that such reports or statements were not true and complete.
(b)    If an Indemnified Person (or any of its successors or assigns) was or is a party or is threatened to be made a party to any threatened, pending or completed action, inquiry, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Partnership), by reason of any actions or omissions or alleged acts or omissions arising out of such Indemnified Person’s activities acting on behalf of the General Partner, the Partnership (including through service as a Director), an Affiliate of the Partnership, or a Portfolio Company, the Partnership shall, to the fullest extent permitted by law, indemnify such Indemnified Person and hold such Indemnified Person harmless against losses, costs, claims, judgments, damages, settlement costs, fees or related expenses for which such Person has not otherwise been reimbursed (including attorneys’ fees and fines) actually and reasonably incurred by such Indemnified Person arising out of or in connection with such action, suit or proceeding; provided, that all of the conditions described in clauses (i) through (v) below are satisfied:
(i)    to the extent an action, suit or proceeding arises out of activities of the Indemnified Person, such activities were performed on behalf of the Partnership or in furtherance of the interests of the Partnership in Persons (and their Affiliates) in which the Partnership holds, or may seek to make, an Investment in good faith (subject to the third-to-last sentence of paragraph 7.02) and in a manner reasonably believed to be in or not opposed to the best interests of the Partnership;
(ii)    to the extent an action, suit or proceeding arises out of activities of the Indemnified Person directly on behalf of the Partnership, such activities were performed in a manner reasonably believed by such Indemnified Person to be within the scope of the authority conferred by this Agreement or by law or by the Consent of the Partners;
(iii)    such Indemnified Person (x) was not finally determined by a court of competent jurisdiction or in a final arbitration proceeding to be guilty of actual fraud, gross negligence, willful misconduct, or a knowing and material breach of this Agreement or the Management Agreement or to have breached its fiduciary duties to the Partnership under applicable law (as modified by the provisions of this Agreement) and did not admit guilt in a settlement of any such claims and (y) in respect of any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful;
(iv)    such Indemnified Person, if otherwise entitled to indemnification from the Partnership hereunder, shall first seek recovery under any insurance policies related to the Partnership or its Investments (including potential and former investments) by which such Person is covered and, if other than the General Partner, shall obtain the written consent of the General Partner, prior to entering into any compromise or settlement that would result in an obligation of the Partnership to indemnify such Person; and

§ Section 6.01
(v)    if liabilities arise out of the conduct of the business and affairs of the Partnership and any other Person for which the Person entitled to indemnification from the Partnership hereunder was then acting in a similar capacity, the amount of the indemnification provided by the Partnership shall be limited to the Partnership’s proportionate share thereof as determined in good faith by the General Partner in light of its fiduciary duties to the Partnership and the Limited Partners.
(c)    Notwithstanding anything to the contrary contained in this Agreement, to the fullest extent permitted by law, if an Indemnified Person may be entitled to be indemnified by a Portfolio Company for any liabilities or other losses as to which such Indemnified Person also would be entitled to be indemnified by the Partnership pursuant to the foregoing provisions of this paragraph 5.04 (or by any Affiliate of the Partnership), (i) it is intended that such Portfolio Company shall be the full indemnitor of first resort for any such liabilities or other losses, which shall be the primary obligation of such Portfolio Company, and any obligation of the Partnership (or any such Affiliate) to provide indemnification or advancement for any such liabilities or losses shall be secondary, (ii) any amount that the Partnership (or such Affiliate) is otherwise obligated to pay with respect to indemnification or advancement for such liabilities or losses will be reduced by the amount such Indemnified Person receives in respect of such indemnification or advancement from such Portfolio Company, (iii) the Indemnified Person will not be required first to exhaust rights or remedies with respect to indemnification or advancement provided by such Portfolio Company before the Partnership (or such Affiliate) makes any payment to such Indemnified Person, (iv) if the Portfolio Company does not pay such indemnification or advancement to or on behalf of the Indemnified Person for any reason, the Indemnified Person shall be entitled to pursue any rights to advancement or indemnification hereunder (subject to all of the terms and conditions of this paragraph 5.04), and (v) if the Partnership (or such Affiliate) indemnifies, or advances payment for expenses, to such Indemnified Person with respect to such liabilities or losses, and such Indemnified Person may be entitled to indemnification or advancement of expenses from such Portfolio Company, the Partnership (or such Affiliate) may request that such Indemnified Person agree with the Partnership (or such Affiliate) that (x) the Partnership (or such Affiliate) will be fully subrogated to all rights of such Indemnified Person to indemnification or advancement of expenses from such Portfolio Company with respect to such payment, (y) such Indemnified Person will assign to the Partnership (or such Affiliate) all of the Indemnified Person’s rights to indemnification and advancement of expenses from such Portfolio Company and (z) such Indemnified Person will execute all documents and take all other actions appropriate to effectuate the foregoing clauses (x) and (y).
(d)    To the extent that the Partnership has an obligation to any Indemnified Person pursuant to this paragraph 5.04 and such Indemnified Person is also entitled to indemnification or advancement of expenses from TPG, the Partnership’s obligations to such Indemnified Person shall be primary and any obligation of TPG to provide indemnification or advancement of expenses for the same losses or liabilities incurred by such Indemnified Person shall be secondary.
(e)    Expenses (including attorneys’ fees) incurred by an Indemnified Person in connection with investigating, preparing, pursuing or defending any civil or criminal action, suit,

§ Section 6.01
inquiry or proceeding arising out of or in connection with this Agreement or the Partnership’s business, the affairs of any Portfolio Company or any alleged or actual act or omission to act by any broker, agent, counsel or accountant of the Partnership, may (in the sole discretion of the General Partner) be paid by the Partnership in advance of the final disposition of such action, suit, inquiry or proceeding pursuant to a written agreement which provides, inter alia, that if such Indemnified Person is advanced such expenses and it is finally determined by a court of competent jurisdiction or in a final arbitration proceeding that such Indemnified Person was not entitled to indemnification with respect to such action, suit, inquiry or proceeding or if such Indemnified Person admitted guilt in a settlement of such action, suit, inquiry or proceeding, then such Indemnified Person shall reimburse the Partnership (or, after final liquidation of the Partnership, shall reimburse the Partners directly, on a pro rata basis) for such advances. Notwithstanding the foregoing, no advances shall be made by the Partnership under this paragraph 5.04 without the prior written approval of the General Partner (which may be given or withheld in its sole discretion with respect to any aspect thereof).
(f)    The General Partner may cause the Partnership to purchase such insurance as the General Partner may deem necessary or appropriate in order to insure the General Partner and/or any other Indemnified Person against any liability for any breach or alleged breach of the fiduciary obligations of such Indemnified Person to the Partnership for which such Person would be entitled to seek indemnification hereunder. The cost of such insurance shall be a Fund Expense.
(g)    Notwithstanding the foregoing, the Partnership shall have no indemnification obligation in respect of liabilities of any Indemnified Person in such Person’s capacity as an officer, director, partner, employee or agent of any Portfolio Company in which the Partnership no longer holds an Investment, to the extent such liabilities solely relate to the period after which the Partnership has sold or otherwise disposed of such Investment, unless such Indemnified Person was acting during such period on behalf of the Partnership.
(h)    The provisions set forth in this paragraph 5.04 shall not be construed to limit or exclude any other right to which an Indemnified Person may be lawfully entitled, shall survive the termination of such Indemnified Person in any capacity relating to the Partnership and may not be amended or modified to reduce the rights or benefits of an Indemnified Person, in each case, with respect to any acts or omissions occurring prior to such Indemnified Person’s termination.
(i)    U.S. federal and state securities laws (including U.S. federal fiduciary duties) may impose liability under certain circumstances on persons that act in good faith. Neither the provisions of this paragraph 5.04 nor any other provisions of this Agreement shall be construed so as to provide for the exculpation or indemnification of any Indemnified Person for any liability (including liability under such laws) to the extent (but only to the extent) that such exculpation or indemnification would be in violation of applicable law or that such liability may not be waived under applicable law, but shall be construed so as to effectuate the provisions of this paragraph 5.04 to the fullest extent permitted by applicable law.

§ Section 6.01
ARTICLE SIX

EXPENSES; MANAGEMENT FEE; VALUATION
6.01.    Expenses.
(a)    The Fund shall pay for (or shall reimburse the Management Company or the General Partner or their respective Affiliates, as applicable, for its payment of): (i) all fees, costs and other expenses relating to the Fund’s (and its special purpose vehicles, feeders and subsidiaries, to the extent determined by the General Partner in good faith) activities, operations, meetings, dissolution, winding-up, termination and liquidation, as applicable (other than expenses resulting from the fraud, gross negligence or willful misconduct of the General Partner or the Management Company, or from conduct otherwise not meeting the standards set forth in paragraph 5.04(b)), including: (A) fees, costs and other expenses directly related to the sourcing, negotiating, valuing, background research, discovery, investigation, evaluation, pursuit, negotiation, structuring, obtainment of regulatory approvals for, bidding on, making, financing (including providing guarantees and other credit support), refinancing, maintaining custody of, holding, developing, operating, trading, hedging, managing, monitoring, restructuring, servicing, collecting on and disposing of and otherwise realizing Investments (and potential Investments and co-investments that are not consummated), including fees, costs and expenses associated with the organization, operation, administration, meetings, restructuring, dissolution, winding-up, termination and liquidation of any subsidiaries, holding companies and special purpose vehicles; (B) the portion of any such fees, costs and other expenses described in clause (A) above related to unconsummated investments, transactions or co-investments that could have been allocable to co-investors had such investments, transactions or co-investments been consummated; (C) investment banking fees, bank charges, placement, syndication and solicitation fees, arranger fees, sales commissions, and other investment, execution, closing and administrative fees, costs and expenses (including any Capital Markets Fees and Servicing Fees); (D) fees, costs and expenses incurred in connection with assessing the climate, societal or other impact or similar considerations relating to Investments and potential Investments, including, without limitation, the diligence, monitoring, reporting and attestation in respect of climate, societal or other impact or similar considerations for Investments and potential Investments (including fees, costs and expenses payable to Y Analytics and similar impact consultants); (E) fees (including retainer fees and other compensation) and expenses of custodians, depositaries, advisors, consultants, recruiters (including in connection with industry research, recruiting portfolio company management and recruiting senior advisors and any subscriptions to any periodicals, databases and/or research services), economists, sourcing Persons, brokers, local paying agents, licensed local distributors and similar Persons, outside counsel, accountants, auditors, depositaries (including any depositaries appointed pursuant to the European Union’s Directive 2011/61/EU on Alternative Investment Fund Managers (the “AIFMD”) and any Swiss representative, paying agent or Swiss Ombudsman appointed pursuant to the Swiss Collective Investment Schemes Act dated June 2023, 2006 (as amended) and the implementation thereof (“CISA”), and the Swiss Financial Services Act 2018 (as amended) and the implementation thereof (the “FINSA”), administrators, distributors, alternative investment fund managers, intermediaries, lenders, valuation firms, tax professionals, investment bankers, lenders, rating agencies and other

§ Section 6.01
professionals; (F) due diligence (including assessments of any project and site visits and/or market studies), research (including any subscriptions to any periodicals, databases and/or research services) and other Partnership or investment-related travel expenses (including costs and expenses of accommodations, meals, events and aircraft travel, including any expenses related to attending trade association and/or industry meetings, conferences or similar meetings (including with prospective or existing portfolio companies or other similar companies)); (G) fees and expenses of Senior Advisory Professionals, including expenses relating to facilitating co-investments by Senior Advisory Professionals in Investments (including costs and expenses related to the establishment and operation of any co-investment vehicle through which any Senior Advisory Professional co-invests); (H) Independent Directors’ compensation and expenses, including expenses relating to the meetings and activities of the Board of Directors (including venue, food and beverage, travel and accommodation expenses (and any cancellation fees associated with any of the foregoing)), and fees, costs and expenses associated with any legal counsel or other third-party service providers, or advisors retained by, at the direction of or for the benefit of the Board of Directors); (I) expenses relating to meetings of the Partners (including venue (and any cancellation fees), food and beverage, speaker and travel expenses, and fees, costs and expenses associated with any legal counsel or other third-party service providers, or advisors); (J) the cost of insurance (including general partner liability/directors and officers insurance, crime/fidelity insurance, data protection, cybersecurity, errors and omissions, representation and warranty liability coverage) (including all fees, premiums, costs and expenses related to any retention or deductibles and broker and placement costs and commissions) and any consultants or other advisors utilized in the procurement, review, maintenance and analysis of insurance; (K) sales, leasing, underwriting, origination, and brokerage commissions, clearing and settlement charges and any other investment costs actually incurred in connection with Investments; (L) fees and expenses of asset managers or service providers, including Affiliates of the General Partner, engaged by the General Partner, the Management Company, the Partnership or any of their respective Affiliates to provide asset management, due diligence, underwriting, asset servicing, operational or other services (including analyses with respect to accounting or performance reporting standards) with respect to Investments; (M) software and development costs (including third-party diligence software and service providers), technology-related expenses and information-technology system expenses including, without limitation, expenses of technology-service providers and related software/hardware and market data and research used in connection with the Fund’s investment and operational activities, as well as technology expenses relating to the oversight and management of the Fund and its Investments, including data aggregation in respect of Portfolio Companies; (N) fees, costs and expenses related to administrative and accounting services (including third-party administrative services, transfer agent fees, and Limited Partner information databases) and the creation of reports (including financial reports (including quarterly and annual reports) and any reports prepared in connection with applicable law, rule or regulation) and responses to reporting and information requests from Limited Partners, including the costs incurred to audit, print and distribute or provide access (whether through the Partnership’s website or other portal) to such reports and expenses relating to protecting the confidential or non-public nature of any information or data; (O) expenses of any administrator and valuation experts (including in relation to making distributions to the Partners, the administration of assets, financial planning and treasury activities); (P) expenses relating to the representation of the Partnership or the Partners with

§ Section 6.01
respect to tax compliance or controversy matters (including fees, costs and other expenses incurred by the Partnership Representative and Designated Individual acting in such capacity); (Q) any taxes, fees or other governmental charges levied against the Partnership or its subsidiaries or their respective income or assets or in connection with their respective businesses or operations; (R) expenses relating to any audit, investigation, regulatory or governmental inquiry or public relations undertaking (including lobbying expenses); (S) expenses relating to ongoing administrative, governance and compliance services necessary for the operation of the Partnership (including, without limitation, (i) expenses relating to the preparation and filing of Form PF, Form ADV (with respect to the Management Company), Exchange Act reports, filings (including tender offer filings) and registration statements (including Form 10), reports and notices to be filed with the U.S. Commodity Futures Trading Commission, reports, filings, disclosures and notices prepared in connection with the laws and/or regulations of jurisdictions in which the Partnership engages in activities and any related regulations, or the laws and/or regulations of jurisdictions in which the Partnership engages in activities and/or any other regulatory filings, notices or disclosures of the Management Company and/or its affiliates relating to the Partnership and their activities, and preparing materials and coordinating meetings of the Board of Directors, and (ii) compensation, overhead (including rent, office equipment and utilities) and other expenses incurred, charged or specifically attributed or allocated by the General Partner, the Management Company and/or their affiliates in performing administrative and/or accounting services for the Partnership (including but not limited to legal and compliance, finance, accounting, operations, investor relations, tax, valuation and internal audit personnel and other non-investment professionals that provide services to the Partnership)); (T) fees, costs and other expenses relating to initial and ongoing compliance with tax or regulatory requirements applicable to the Partnership and/or relating to its operation (including activities in connection with compliance with the Advisers Act as it relates to the operation of the Partnership (including but not limited to preparing, obtaining, delivering and otherwise in connection with any audits, opinions, reports, consents, and disclosures related thereto) and relating to the preparation and delivery of the Partnership’s financial statements, tax returns, Schedule K-1s (or equivalent form), registration as a “private fund” with the Cayman Islands Monetary Authority under the Cayman Islands Private Funds Act (As Revised), engagement of local representatives or paying agents, Form SHLA and other regulatory filings of the Partnership and its Affiliates relating to the Partnership’s activities, including filings with the U.S. Commodity Futures Trading Commission and the U.S. Securities and Exchange Commission, and the Management Company’s (and its Affiliates’) initial and ongoing compliance obligations, filings, registrations, notifications, fees and costs arising from the CISA, the FINSA, the AIFMD with respect to the Partnership (including as amended by the European Union’s Directive 2019/1160), Regulation (EU) 2019/2088 on sustainability-related disclosures in the financial services sector, Regulation (EU) 2020/852 of the European Parliament and of the Council of June 18, 2020 on the establishment of a framework to facilitate sustainable investment (and any other applicable regulations or legally binding guidance relating to the European Commission’s Action Plan on Financing Sustainable Growth), the revised Markets in Financial Instruments Directive 2014/65, any law, rule, regulation, policy, directive or special measure (including in relation to privacy, data protection, know your customer, anti-money laundering laws, anti-corruption laws, and other laws and regulations, economic and financial sanctions or anti-terrorist laws, regulations, and considerations); (U) fees, costs and other expenses relating to the implementation of, and

§ Section 6.01
compliance with, legal, regulatory, environmental, social, governance and other similar standards and commitments applicable to the Fund, its Investments and/or potential Investments, including diligence, monitoring and reporting thereof and any requirements relating to the foregoing (including such applicable fees, costs and other expenses payable to Y Analytics) (“Portfolio Compliance”); (V) all fees, costs and expenses of winding up and liquidating the Partnership; (W) the costs and other expenses of any investigation, litigation (including discovery requests) or arbitration relating to the activities or operation of the Partnership and the amount of any judgments or settlements paid in connection therewith, relating to the business, activities and interests of the Partnership (including indemnification (including advancement of any fees, costs or expenses to persons entitled to indemnification) paid in accordance with this Agreement, any extraordinary expenses or liabilities relating to the affairs of the Partnership or any Investment, and any similar obligations); (X) fees, costs and other expenses relating to the Partnership’s, its subsidiaries’ and any special purpose vehicle’s borrowing, such as interest, commitment fees, upfront fees, legal fees, hedging and other fees and expenses including the costs and expenses of any lenders, investment banks and other financing sources and fees incurred in connection with any procedure reports for lenders and any indemnification obligations; (Y) fees, costs and other expenses relating to consummated or unconsummated transfers of Partners that are not otherwise borne by the transferring (or potentially transferring) parties; (Z) any activities with respect to protecting the confidential or non-public nature of any information or data (including any costs incurred in connection with FOIA, the U.S. federal Gramm-Leach-Bliley Act, the New York SHIELD Act, Section 5 of the Federal Trade Commission Act, the California Consumer Privacy Act as amended by the California Privacy Rights Act and other similar U.S. state privacy laws, or any applicable legislation or regulation relating to the protection of personal data in force from time to time in the European Union, the European Economic Area or the United Kingdom, including the Data Protection Directive (95/46/EC), the UK Data Protection Act 2018, the Privacy and Electronic Communications (EC Directive) Regulations 2003, the Data Protection (Processing of Sensitive Personal Data) Order 2000, the General Data Protection Regulation (EU 2016/679), any other legislation that implements any other then current or future legal act of the European Union concerning the protection and processing of personal data, any national implementing or successor legislation and any amendment or re-enactment of the foregoing; (AA) the fees, costs and expenses related to any amendments, restatements or other modifications to, and compliance with (or monitoring compliance with), this Agreement, the Management Agreement, or any other related documents of the Partnership, including the solicitation of any consent, approval, waiver or similar acknowledgment from the Partners and/or the Board of Directors or preparation of other materials, including disclosure in connection with compliance (or monitoring compliance) with such documents or any laws, rules or regulations; (BB) any costs and expenses incurred by the General Partner, the Management Company or their respective personnel, or personnel of Portfolio Companies with respect to conferences, training programs and similar meetings; (CC) the fees, costs and expenses related to exploring, evaluating, structuring, negotiating and/or consummating any potential liquidity transaction, including any costs related to offering or otherwise making available any of the foregoing to one or more Global Partners (including any costs related to initial set-up, ongoing subscriptions, compliance, tax analysis or maintenance of secondary matching programs or qualified matching services); (DD) all fees, costs and expenses of winding up and dissolving the Partnership (including fees, costs and expenses of the formation and administration of a liquidating trust);

§ Section 6.01
and (EE) organizational, offering and operating expenses of the Partnership or any Feeder Funds, Parallel Investment Entities and/or Intermediate Entities (including expenses associated with updating the offering materials, printing such materials, advertising, subscriptions and repurchases, any written agreements between the General Partner or the Partnership and Limited Partners, and travel expenses relating to the ongoing offering of Units) to the extent not paid by the Partnership, such Feeder Funds, Parallel Investment Entities and/or Intermediate Entities or their partners, as applicable; provided, that any such expenses (including, without limitation, any Fund Expenses) may be apportioned to, and borne solely by, the investors participating in the Partnership, Feeder Funds, Parallel Investment Entities and/or Intermediate Entities, as applicable, or be allocated among the Partnership, Feeder Funds, Parallel Investment Entities and/or Intermediate Entities as determined by the General Partner in its reasonable discretion; (ii) all third-party fees, costs and other expenses related to any of the foregoing; (iii) any costs or expenses that would have otherwise been borne by a Portfolio Company which the General Partner determines in its discretion to pay or reimburse and (iv) any fees, costs, expenses, liabilities or obligations approved by the Board of Directors.
(b)    If the Partnership (or any Feeder Funds, Parallel Investment Entities and/or Intermediate Entities) invests alongside or in any other TPG Fund, any expenses that are payable in accordance with the governing terms of such other TPG Fund shall be deemed payable by the Partnership (or any Feeder Funds, Parallel Investment Entities or Intermediate Entities) pursuant to Section 5.01(b) (with respect to the Partnership’s (and/or any Feeder Funds’, Parallel Investment Entities’ and/or Intermediate Entities’) allocable portion of such expenses).
(c)    In addition, the Fund shall pay (or shall reimburse the Management Company for its payment of) the fees, costs and other expenses related to certain in-house legal, regulatory, tax, finance and accounting, information technology, fund administration and similar services (including, for the avoidance of doubt, oversight of third-party service providers and Portfolio Compliance) provided by the Management Company or one of its Affiliates (including an allocable portion of personnel and related overhead expenses); provided, that (i) the fees, costs and other expenses of such services would be Fund Expenses if such services were provided by third-party service providers, (ii) the General Partner reasonably believes that it is in the best interests of the Fund to have in-house personnel perform such activities rather than third-party service providers, and (iii) the costs of providing such services in-house are within a range of the amounts that would be charged by third-party service providers providing such services in arm’s-length transactions.
(d)    Any fees, costs and other expenses related to Specialized Operational Services that are not allocated to or reimbursed by (including reimbursement through the payment of cash or non-cash consideration) Portfolio Companies shall be reimbursed (i) first, from total gross Portfolio Fees received, and (ii) second, by the Fund.
(e)    Each non-U.S. vehicle associated with the Fund and each Portfolio Company receiving Foreign Office Services shall reimburse the relevant Affiliate of the Management Company for its allocable share (as determined by the General Partner in good

§ Section 6.01
faith) of the expenses incurred by such Affiliate (including an allocable portion of personnel and related overhead expenses) in providing such Foreign Office Services to it (including any value added taxes or other sales taxes thereon); provided, that the costs of providing such services are less than the amount that would be charged by third-party service providers providing such services in arm’s-length transactions.
(f)    Notwithstanding anything herein to the contrary, the General Partner shall, to the extent applicable and in the General Partner’s reasonable discretion, specially allocate to a Feeder Fund (including any Feeder Fund Investor) any Fund Expenses and any other expenses, obligations, indemnities or liabilities, contingent or otherwise, of the Partnership relating to such Feeder Fund, as the case may be, it being understood that any such expenses, obligations, indemnities or liabilities relating to a Feeder Fund shall be borne indirectly solely by the Feeder Fund Investor (pro rata based on such Feeder Fund Investor’s interest in such Feeder Fund) and that the obligations of the other Limited Partners hereunder in respect of such obligations, indemnities or liabilities shall not in any way be increased as a result thereof. The General Partner may, to the extent applicable, hold all or any portion of any Subscription made by a Feeder Fund pursuant to the preceding sentence in reserve and apply such amounts any time to satisfy any such expenses, obligations, indemnities or liabilities, contingent or otherwise, relating to such Feeder Fund.
6.02.    Management Fee, Maintenance Fee. (a) The Partnership (directly or indirectly through an Intermediate Entity) shall pay the Management Company the Management Fee and the Maintenance Fee pursuant to the Management Agreement.
(b)    The Limited Partners recognize that the Management Company and its Affiliates may receive certain fees as more fully set forth in the Management Agreement, and agree that the Management Fee and the Maintenance Fee payable under the Management Agreement will not be affected thereby, except as provided in the Management Agreement.
6.03.    Valuation. The General Partner will be responsible for the valuation of Units, which it will determine in accordance with the Partnership’s valuation policies, as updated from time to time.
ARTICLE SEVEN

BOARD OF DIRECTORS
7.01.    Selection of the Board of Directors. The General Partner shall have the authority to appoint directors, including one or more directors that would be independent under the tests set out in Rule 303A.02 of the New York Stock Exchange Listed Company Manual or other policy as determined by General Partner (each of the independent directors, an “Independent Director,” and together with the other directors, the “Board of Directors,” each, individually, a “Director”); provided, that the appointment of new Independent Directors as a result of vacancy (regardless of how the vacancy was created, unless such vacancy results from the removal of an Independent Director for Cause) will require approval by the Board of Directors, including a majority of the remaining Independent Directors. Commencing one

§ Section 7.01
hundred and eighty (180) days following the Initial Closing Date, at least one half of the Board of Directors will consist of Independent Directors; provided, that, if an Independent Director departs the Board of Directors by reason of death, disqualification, removal or resignation or ceases to be an Independent Director, this requirement will be suspended for a period not to exceed ninety (90) days. Subject to the foregoing, the General Partner shall have the right to remove or replace any Independent Director for Cause and any Director that is not an Independent Director with or without Cause.
7.02.    Action by the Board of Directors. (a) A majority of the Independent Directors are authorized to give or withhold the Partnership’s consent or approval as an “independent client representative” with respect to matters required by Section 206(3) of the Advisers Act and certain other situations involving conflicts of interest, including with regards to the assignment or other transfer of the General Partnership Interest pursuant to paragraph 8.01 (in each case where presented to such Independent Directors in the General Partner’s sole discretion). In addition, the Independent Directors shall review and approve or disapprove any actual or potential conflicts of interest in any transaction or relationship between the Partnership, on the one hand, and the General Partner and/or its Affiliates, on the one hand, that the General Partner determines to present to the Board of Directors. Each Limited Partner agrees that, with respect to any consent sought from the Independent Directors under this provision, such consent of the Independent Directors shall be binding upon the Partnership, and the General Partner and its Affiliates, acting in accordance with or pursuant to such consent (or such procedures or standards approved by the Independent Directors), shall, absent actual fraud or willful misconduct, be fully protected and justified in acting in reliance upon and in accordance with such consent of the Independent Directors, and the General Partner and its Affiliates shall not have any liability to the Partnership or the Limited Partners for such conflict of interest or such actions taken in good faith by them (other than such actions finally determined by a court of competent jurisdiction or in a final arbitration proceeding to constitute actual fraud, gross negligence, willful misconduct or a knowing material breach of this Agreement or the Management Agreement). Any matters for which the Board of Directors or Independent Directors have authority to act can be effected by majority approval of the Board of Directors or Independent Directors, as applicable. If there are only two Independent Directors, matters requiring consent or approval of a majority of the Independent Directors will require approval of both Independent Directors.
(b)    Approval of the Independent Directors shall be required for (i) the suspension of (x) the calculation of the Net Asset Value of the Units, (y) the Partnership’s offering of Units pursuant to the Memorandum or (z) the Unit Repurchase Program, (ii) any material modification to (x) the Partnership’s valuation policies and (y) the Unit Repurchase Program and (iii) fair valuation of any investment in a company or other private asset of the Partnership that the General Partner has determined to value outside of the applicable range provided by the Partnership’s independent valuation advisor.
(c)    The Board of Directors (including the Independent Directors) shall owe a fiduciary duty to use their reasonable business judgment to act in the best interests of the

§ Section 7.02
Partnership with respect to matters of the Partnership that are within the Board of Directors’ authority.
ARTICLE EIGHT

TRANSFER OF THE GENERAL PARTNER’S INTEREST
8.01.    Assignment of the General Partnership Interest. Without the prior consent of the Independent Directors, the General Partner shall not assign, sell or otherwise dispose of all or any fraction of its General Partnership Interest (other than to an Affiliate of the General Partner); provided, that nothing in this paragraph 8.01 shall preclude changes in the identity and composition of the general and limited partners of the General Partner; provided, further, that the General Partner may admit an additional Person as general partner, so long as such additional Person is also controlled, directly or indirectly, by TPG; provided, further, that, this paragraph 8.01 shall not apply in respect of the General Partner’s interest as a Limited Partner. Any permitted assignee or other successor of all of the General Partnership Interest as a general partner in the Partnership shall (a) be admitted to the Partnership as the General Partner immediately prior to the General Partner ceasing to be a general partner of the Partnership, (b) continue the business of the Partnership and (c) assume the rights and obligations of the General Partner hereunder, including (i) such Partner’s rights to Distributions as the General Partner pursuant to Article Four and (ii) such Partner’s rights and obligations pursuant to paragraphs 5.03 and 5.04.
8.02.    Continuation of the Partnership Upon the Withdrawal of the General Partner. In the event the General Partner ceases to be the general partner of the Partnership and there is no remaining general partner of the Partnership, the Partnership shall be dissolved.
8.03.    Effect of Withdrawal . (a) Subject to the terms of paragraph 8.04, upon the General Partner ceasing to be the general partner of the Partnership as provided in this Agreement, the General Partner’s liability as general partner, and its authority to act on behalf of the Partnership, shall cease as provided under the Partnership Act, and the new general partner shall promptly file an amendment to the Partnership’s certificate of limited partnership and otherwise take all steps reasonably necessary under the Partnership Act to cause such cessation of liability and authority.
(b)    Upon the General Partner ceasing to be the general partner of the Partnership as provided in this Agreement, the General Partner and any of its officers, directors and other appointees or designees shall submit resignations from all directorships, officerships and engagements held by them in the Partnership and any Person in which the Partnership then holds an Investment, and the power of attorney granted to it pursuant to this Agreement shall terminate.
8.04.    Liability of Withdrawn General Partner. Subject to the provisions of this Agreement, if the General Partner withdraws from the Partnership, the General Partner nonetheless shall remain liable for obligations and liabilities arising out of or relating to activities of the Partnership prior to the time of such withdrawal, but it shall be free of any obligation or

§ Section 8.04
liability incurred on account of the activities of the Partnership in its capacity as General Partner from and after the time of such withdrawal.
ARTICLE NINE

TRANSFER OF A LIMITED PARTNER’S INTEREST
9.01.    Restrictions on Transfers of Units. (a) No direct or indirect transfer, sale, exchange, assignment, pledge, hypothecation, gift or other encumbrance or other disposition of all or any fraction of a Limited Partner’s Units in the Partnership, including the grant of an option, derivative interest or other right in respect of such Units, whether directly or indirectly, whether voluntarily or involuntarily or by operation of law (herein collectively called a “Transfer”) may be made if:
(i)    such Transfer would violate the Securities Act or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Partnership or the Units to be Transferred;
(ii)    such Transfer would cause the Partnership to become subject to the registration requirements of the Investment Company Act;
(iii)    such Transfer would (x) result in a non-exempt “prohibited transaction” under ERISA and/or Section 4975 of the Code, (y) cause all or any portion of the assets of the Partnership to constitute “plan assets” within the meaning of the Plan Asset Provisions or subject the Partnership to any Similar Laws, or (z) cause the Partnership to violate any applicable law, regulation, court order or judicial decree; or
(iv)    such Transfer would potentially render the Partnership a publicly traded partnership under Sections 7704 or 469 of the Code (standing alone or in combination with other pending or completed Transfers) or otherwise cause the Partnership to lose its status as a partnership for U.S. federal income tax purposes, and to achieve this purpose, the Partnership will not permit transfers (x) more frequently than quarterly, (y) without receiving sixty (60) days’ (or such reasonably shorter period as is agreed to by the General Partner) written notice from or on behalf of an assigning or transferring Limited Partner and (z) in excess of 2% of the aggregate number of Units in any Fiscal Year (which limitation may be increased or decreased by the General Partner upon the advice of counsel).
To transfer its Units, a Limited Partner shall submit an executed form to the Partnership, which form shall be provided by the Partnership upon request. Such transfer will be recorded on the books and records of the Partnership.
(b)    Each Limited Partner hereby severally agrees that it will not Transfer all or any fraction of its Units in the Partnership, except as permitted by this Agreement.
(c)    The General Partner and/or its Affiliates may acquire Units of a transferring Limited Partner as a transferee.

§ Section 9.01
(d)    Any attempted assignment or substitution not made in accordance with this paragraph 9.01 shall be deemed cancelled.
9.02.    Substituted Limited Partners. (a) No purchaser, assignee, transferee, donee, heir, legatee, distributee or other recipient of all or any portion of Units of a Partner shall be admitted to the Partnership as a Substituted Limited Partner except by satisfying the requirements of paragraphs 9.01 or 9.02.
(b)    Each Substituted Limited Partner, as a condition of its admission as a Limited Partner, shall execute and acknowledge such instruments, in form and substance satisfactory to the General Partner, as the General Partner reasonably deems necessary or desirable to effectuate such admission and to confirm the agreement of the Substituted Limited Partner to be bound by all the terms and provisions of this Agreement with respect to the Units acquired in the Partnership. All reasonable expenses, including attorneys’ fees, incurred by the Partnership in connection with the Transfer to and admission of such Substituted Limited Partner shall be borne by such Substituted Limited Partner, and, if not reimbursed promptly upon the General Partner’s request, may be withheld from amounts otherwise distributable to such Substituted Limited Partner.
9.03.    Incapacity of a Limited Partner. In the event of the Incapacity of a Limited Partner, the Partnership shall not be dissolved, and the Limited Partner’s trustee in bankruptcy or other legal representative shall have only the rights of a transferee of the right to receive Distributions applicable to the Units of such Incapacitated Limited Partner as provided herein. Any Transfer by such trustee in bankruptcy or legal representative shall be subject to the provisions of this Agreement.
9.04.    Withdrawal for Breach of Representation. Notwithstanding the foregoing, in the event that the representations made to the General Partner or the Partnership by (i) any Limited Partner or (ii) any Person to whom any Limited Partner effects a Transfer of all or any fraction of such Limited Partner’s Units pursuant to Article Nine shall be or become untrue, and (x) such occurrence is, in the good faith judgment of the General Partner, reasonably likely to have a material adverse effect on the Partnership or the General Partner and (y) such occurrence, if curable, has not been cured within a reasonable time, the General Partner may require such Limited Partner or other Person immediately to withdraw from the Partnership, upon terms determined by the General Partner.
9.05.    Transfers During a Fiscal Year. Unless the General Partner otherwise consents in writing, a Limited Partner shall only be permitted to Transfer its Units once per fiscal quarter of the Partnership upon providing at least sixty (60) calendar days’ notice to the General Partner prior to the end of the applicable quarter (or such reasonably shorter period as agreed to by the General Partner); provided, that the General Partner may refuse such requested transfer for certain reasons, as further described in the Memorandum. In the event of a Transfer of a Partner’s Units at any time other than the end of a Fiscal Year, the various items of Partnership income, gain, deduction, loss, credit and allowance as computed for U.S. federal income tax purposes shall be allocated between the transferor and the transferee based on an “interim closing” of the Partnership’s books (within the meaning of Section 706 of the Code and Treasury

§ Section 9.05
Regulations promulgated thereunder) as of the effective date of the Transfer, unless the General Partner, transferor and the transferee agree otherwise.
9.06.    Withdrawals Generally. Except as expressly provided in this Agreement or otherwise agreed to by the General Partner, no Partner shall have the right to withdraw from the Partnership or to withdraw any part of its Capital Account.
9.07.    Required Withdrawals. (a) A Limited Partner may be required to withdraw from the Partnership in whole or in part if in the reasonable judgment of the General Partner: (i) without such withdrawal (a) all or any portion of the assets of the Partnership may constitute “plan assets” within the meaning of the Plan Asset Provisions or the Partnership may be subject to any Similar Laws, whether or not such Limited Partner is subject to ERISA, the Code or any Similar Laws, or (b) the General Partner (or other Persons responsible for the operation of the Partnership and/or investment of the Partnership’s assets) may be considered a fiduciary with respect to any Limited Partner, for purposes of ERISA, Section 4975 of the Code or any applicable Similar Laws; (ii) the Partnership or any Partner is reasonably likely to be subject to any requirement to register under the Investment Company Act or any other securities laws of any jurisdiction; (iii) a significant delay, extraordinary expense or material adverse effect on the Partnership or any of its Affiliates, any Partners, any Portfolio Company, Investment or any prospective investment is likely to result; provided, that any such Limited Partner shall remain liable to the Partnership to the extent of any breach of a representation or covenant made by such Limited Partner to the Partnership or the General Partner arising out of or relating to such withdrawal; or (iv) in the General Partner’s sole and absolute discretion, a violation, suspected violation of or non-compliance with any law, rule or regulation (which may include any anti-money laundering or anti-terrorist financing laws, rules, regulations, directives or special measures) applicable to the Partnership (including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, the U.S. International Money Laundering Abatement and the Anti-Terrorist Financing Act of 2001 and FATCA) or any material adverse effect on the Partnership or any Partner is likely to result from such Limited Partner’s continued interest in the Partnership.
(b)    Withdrawals pursuant to this paragraph 9.07 will be effected by the Partnership’s purchase of such Limited Partner’s Units (or a portion thereof, as applicable) at the Net Asset Value of such Units at the time of withdrawal. No consent of, or execution of any document by, such Limited Partner shall be needed to effect the purchase of the Units pursuant to this paragraph 9.07. Notwithstanding the foregoing, in the event that a Limited Partner is required to withdraw from the Partnership pursuant to paragraph 9.07(a), the General Partner may distribute to such Limited Partner a promissory note of the Partnership containing such commercially reasonable terms and conditions as shall be determined by the General Partner instead of repurchasing such Limited Partner’s Units.
(c)    Unless the General Partner determines otherwise in its sole discretion, the effective date of any withdrawal pursuant to this paragraph 9.07 shall be the last day of the month in which notice of such withdrawal was given pursuant to this paragraph 9.07.

§ Section 9.07
9.08.    Repurchase of Units. Notwithstanding paragraph 9.06, the General Partner shall implement a repurchase program whereby the Partnership may offer to repurchase Units. The General Partner may utilize such program to make repurchase offers available to Limited Partners from time to time, including pursuant to tender offers in accordance with the requirements of Rule 13e-4 under the Exchange Act, as applicable, including through the Unit Repurchase Program; provided, that such repurchases do not impair the capital or operations of the Partnership or cause the Partnership to become subject to tax as a corporation. Subject to paragraph 7.02(b), the General Partner may suspend or modify the Unit Repurchase Program if in its reasonable judgment it deems such action to be in the Partnership’s best interest or the best interest of the Limited Partners, including as necessary to ensure that the Partnership is not subject to tax as a corporation.
9.09.    Tax Withholding. Notwithstanding anything to the contrary in this Agreement, each transferring Limited Partner and assignee shall provide such forms, documentation, proof of payment or other certifications as reasonably required by the General Partner to determine that the transferring Limited Partner and the assignee have complied with Section 1446(f) of the Code (ignoring for this purpose Section 1446(f)(4) of the Code), and any similar provision of state, local or non-U.S. law. Each of the transferring Limited Partner and the assignee shall be jointly and severally liable and shall pay and/or reimburse and hold harmless the Partnership, the General Partner and their Affiliates for any taxes imposed under Section 1446(f) of the Code (or any similar provision of state, local or non-U.S. law) as a result of any Transfer with respect to which such Limited Partner or assignee was a party, together with any related costs and expenses. The obligations under this provision shall survive the Transfer or withdrawal of Units in the Partnership, as well as the dissolution, winding up and termination of the Partnership.
ARTICLE TEN

DISSOLUTION, LIQUIDATION AND TERMINATION OF THE PARTNERSHIP
10.01.    Dissolution(a)    . The Partnership shall continue until it is dissolved as set forth in paragraph 2.06. Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until the assets of the Partnership have been distributed as provided in paragraph 10.02 and the certificate of limited partnership of the Partnership has been canceled.
10.02.    Liquidation. Upon the dissolution of the Partnership, the General Partner shall wind up the affairs of the Partnership, taking all such actions otherwise consistent with this Agreement as the General Partner determines to be necessary or desirable in connection therewith. The General Partner shall make distributions out of Partnership assets in the following manner and order:
(a)    first, to the satisfaction of the expenses of the winding-up, liquidation and dissolution of the Partnership and all creditors of the Partnership as required by the Partnership Act, other than Partners, either by the payment thereof or the making of reasonable provision therefor;

§ Section 10.02
(b)    second, to establish reserves, in amounts established by the General Partner or such liquidator, to meet other liabilities of the Partnership (including the Management Fee, the Performance Participation Allocation, the Servicing Fees and the Maintenance Fee); and
(c)    third, to pay, in accordance with the terms agreed among them and otherwise on a pro rata basis, all creditors of the Partnership that are Partners, either by the payment thereof or the making of reasonable provision therefor.
The remaining proceeds, if any, plus any remaining assets of the Partnership, shall be applied and distributed pro rata based on the aggregate Net Asset Value of Units held by each Partner by the end of the Fiscal Year during which the liquidation occurs or, if later, within ninety (90) calendar days after the date of such liquidation. For purposes of the application of this paragraph 10.02 and determining Capital Accounts on liquidation, all unrealized gains, losses and accrued income and deductions of the Partnership shall be treated as realized and recognized immediately before the date of distribution.
(d)    When the General Partner has complied with the foregoing liquidation plan, the General Partner shall execute, acknowledge and cause to be filed an instrument evidencing the cancellation of the certificate of limited partnership of the Partnership.
ARTICLE ELEVEN

AMENDMENTS
11.01.    Adoption of Amendments; Limitations Thereon. (a)  Except as required by law, this Agreement may be amended, modified or supplemented, and any provision herein may be waived, by the written consent of the General Partner (including an amendment in the form of a merger, consolidation, conversion or similar transaction into a successor entity to the Partnership); provided, that any amendment, modification or supplement that is viewed by the General Partner in its discretion as a whole together with all such amendments, modifications or supplements, as having a material adverse effect on the Limited Partners in the aggregate will require the approval of the Independent Directors.
(b)    Notwithstanding the provisions of paragraph 11.01(a), this Agreement may be amended from time to time by the General Partner without the approval of the Independent Directors or any Limited Partner (i) to add to the representations, duties or obligations of the General Partner, (ii) to cure any ambiguity or correct or supplement any provisions hereof that may be inconsistent with any other provision hereof, or correct any printing, stenographic or clerical errors or omissions, in each case, if such amendment is not, in the reasonable opinion of the General Partner, adverse to any Limited Partner; (iii) to admit one or more additional Limited Partners or Substituted Limited Partners, or withdraw one or more Limited Partners, in accordance with the terms of this Agreement, (iv) to provide any necessary information regarding any Partner, any additional or successor General Partner or any additional Limited Partner or Substituted Limited Partner, or to remove information regarding a withdrawn Limited Partner, (v) to reflect any change in the number or class of the Units of any Partner in accordance with the terms of this Agreement, (vi) to make amendments, which may include

§ Section 11.01
reorganizing or reconstituting the Partnership, forming and requiring Limited Partners to participate in Feeder Funds, parallel vehicles, feeder funds of parallel vehicles or other structures, (vii) to address any law or regulation, including changes in tax law or applicable guidance related to Performance Participation Allocation that, in the General Partner’s reasonable opinion, materially adversely affect the U.S. federal, state or local treatment of the Performance Participation Allocation to the General Partner or its direct or indirect owners, and which would not materially add to the obligations (including any tax liabilities) of any Limited Partner or otherwise materially alter any of the rights (including entitlements to distributions or any other economic rights) of such Limited Partner, (viii) to reflect the waiver by the General Partner of any of its rights under this Agreement, to implement any election that is offered to all Limited Partners; provided, that such amendment is not adverse to the rights and obligations of the Limited Partners that decline to make such election; (ix) to provide for changes in Partnership Audit Rules or Tax Reporting Rules or in order to address any regulations or guidance adopted under Section 1446(f) or (x) to make any change that is necessary or desirable to satisfy, address or otherwise be consistent with any requirements, conditions or guidelines (including any interpretation of regulatory guidance) contained in any law, opinion, directive, order, statute, ruling or regulation of any federal, state or non-U.S. court or governmental authority, agency or entity; provided, that any amendment pursuant to this paragraph 11.01(b) shall not, to the General Partner’s knowledge, have a material adverse effect on the Limited Partners.
(c)    The General Partner shall promptly send each Limited Partner a copy of any amendment adopted pursuant to this paragraph 11.01, which notice may be given through an Exchange Act Report.
(d)    Notwithstanding the provisions of this paragraph 11.01, the General Partner may, without the consent of the Independent Directors or any Limited Partner, amend the provisions of this Agreement or take such other actions that the General Partner believes in good faith may be reasonably necessary to prevent the Partnership or any Partner from having an attributable interest in any regulated entity (including a bank holding company as defined in Section 2(a) of the BHC Act, or a media company or other business that is subject to Federal Communications Commission regulations), including any Portfolio Company, or to prevent the Partnership or any Partner from becoming subject to any law or regulation that the General Partner believes may adversely impact the Partnership or any Partner; provided, that, the General Partner may not amend this Agreement pursuant to this paragraph 11.01(d) in a manner that would reduce any Limited Partner’s rights, or materially increase or adversely impact any Limited Partner’s obligations, under this Agreement.
(e)    Any provision of this Agreement may be waived upon receipt of the same consent or approval required to amend such provision.
(f)    Upon obtaining the requisite consent required by this Agreement (if any) and without any further action or execution by any other Person, including any Limited Partner: (i) any amendment, restatement, modification or waiver of this Agreement may be memorialized in an instrument executed solely by the General Partner; and (ii) the Limited Partners shall be deemed a party to, and bound by, such amendment.

§ Section 11.01
11.02.    Filings. In the event this Agreement shall be amended pursuant to paragraph 11.01, the General Partner shall make such filings, recordations or publications as may be required in Delaware or elsewhere to reflect such amendment.
ARTICLE TWELVE

CONSENTS, VOTING AND MEETINGS
12.01.    Method of Giving Consent. Any Consent required by this Agreement may be given as follows (and shall be subject to the provisions of paragraph 3.02(d)):
(i)    by a written Consent given by the Limited Partner or Global Partner whose Consent is solicited and obtained (the “Consenting Partner”) at or prior to the doing of the act or thing for which the Consent is solicited; provided, that such Consent shall not have been nullified by either (i) notice to the General Partner by the Consenting Partner at or prior to the time of, or the negative vote by such Consenting Partner at, any meeting held to consider the doing of such act or thing, or (ii) notice to the General Partner by the Consenting Partner prior to the doing of any act or thing, the doing of which is not subject to approval at such meeting; or
(ii)    by the affirmative vote by the Consenting Partner to the doing of the act or thing for which the Consent is solicited at any meeting called and held to consider the doing of such act or thing.
12.02.    Partnership Informational Meetings. The General Partner may hold, from time to time, general informational meetings with the Limited Partners, which may be telephonic.
12.03.    Record Dates. If the General Partner determines to set in advance a record date for determining the Limited Partners or Global Partners entitled to notice of and to give any Consent, each such record date shall not be more than sixty (60) days prior to the date of the Consent to which such record date relates.
12.04.    Submissions to Partners. The General Partner shall give each Limited Partner or Global Partner notice of any proposal or other matter required by any provision of this Agreement or by law to be submitted for the consideration and approval of such Partner. Such notice shall include any information required by the relevant provisions of this Agreement or by law. Each Limited Partner or Global Partner shall be afforded the opportunity to consider any proposed waiver or amendment of any provision of this Agreement or the Partnership’s certificate of limited partnership or any proposed Consent by the Limited Partners or Global Partners and shall be supplied with sufficient information to enable it to make an informed decision with respect thereto. None of the General Partner, the Partnership or any of their respective Affiliates shall, directly or indirectly, pay or cause to be paid any remuneration, fee or other consideration to any Limited Partner or Global Partner for or as an inducement to the entering into by such Limited Partner or Global Partner of any waiver or amendment of any term or provision of this Agreement or the Partnership’s certificate of limited partnership or the giving of any Consent, unless such remuneration, fee or other consideration is concurrently paid on the same terms, in proportion to their respective subscriptions to the Partnership and any Parallel Investment Entity, to all the then Limited Partners or Global Partners.
12.05.    Foreign Person Units. (a) Notwithstanding anything in this Agreement to the contrary, each Limited Partner acknowledges and agrees that the Partnership and the General Partner, in its own name and on behalf of the Partnership, shall be authorized without the consent of any Person, including any other Partner, to take such actions (including any actions set forth in any Subscription Agreement) as it reasonably determines in its sole discretion to be necessary or advisable to ensure that (i) the Partnership’s Investments will not constitute Covered Transactions or otherwise become subject to review by CFIUS or any similar national security investment clearance regulator and (ii) the Partnership will not be considered a Foreign Person; provided, that the General Partner is not required to ensure that the Partnership’s Investments will not constitute Covered Transactions or that the Partnership will not be considered a Foreign Person.
(b)    Notwithstanding anything to the contrary in this Agreement, the General Partner and each Limited Partner who is a Foreign Person (on behalf of itself and any of its Affiliates) mutually acknowledge and agree that no such Limited Partner shall at any time, directly or indirectly, as a result of the Limited Partner’s participation in the Partnership, (i) have the authority to approve, disapprove or otherwise control any investment decisions of the General Partner or the Management Company or any decision of the General Partner or the Management Company regarding the management or disposition of any Portfolio Company; (ii) have the authority to unilaterally dismiss, prevent the dismissal of, select, or determine the compensation of the General Partner; (iii) by virtue of being a Limited Partner, have the right to communicate with the Partnership, any Portfolio Company, or management thereof regarding the day-to-day operations of a Portfolio Company’s business or to have access to, or receive, any information from or about a Portfolio Company that the General Partner, in its sole discretion, determines to be material non-public technical information; (iv) have the right to appoint any board member or board observer to any Portfolio Company; (v) “control” the Partnership or any Portfolio Company; or (vi) otherwise have “involvement” in the management or “substantive decision-making” of any Portfolio Company, including through participation as a board member or observer, including but not limited with respect to (A) the use, development, acquisition, safekeeping, or release of “sensitive personal data” of U.S. citizens maintained or collected by any Portfolio Company; (B) the use, development, acquisition, or release of “critical technologies”; or (C) the management, operation, manufacture, or supply of “covered investment critical infrastructure,” in each case, such that the Partnership’s investments would be subject to review by CFIUS or any similar national security regulator. For purposes of this subparagraph, all terms in quotation marks shall be defined in accordance with the definitions in 31 C.F.R. Part 800, as may be amended from time to time.
ARTICLE THIRTEEN

RECORDS AND ACCOUNTING;
REPORTS; FISCAL AFFAIRS

§ Section 12.05
13.01.    Records and Accounting. (a) Proper and complete records and books of account of the business of the Partnership, including a list of the names, addresses and Units in the Partnership of all Limited Partners, shall be maintained at the Partnership’s principal place of business and shall be retained for at least six years from the date on which the Partnership terminates.
(b)    The books and records of the Partnership shall be kept in accordance with U.S. generally accepted accounting principles; provided, that the General Partner may, in its discretion, elect to disregard any requirement under U.S. generally accepted accounting principles that the financial statements of the Partnership and any Portfolio Company be presented on a consolidated basis. The accounting and taxable year of the Partnership shall be its Fiscal Year, unless otherwise required by Section 706 of the Code. The General Partner may combine the financial statements and other reporting of the Partnership with those of Parallel Investment Entities, Feeder Funds and Intermediate Entities and may use such combined financial statements in fulfillment of its reporting obligations of paragraph 13.02. Subject to the foregoing and the other terms hereof, the General Partner shall have the power and authority to make all accounting, tax and financial reporting determinations with respect to the Partnership.
13.02.    Reports. (a) Within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Partnership (subject to reasonable delays in the event of the late receipt of any necessary financial information from any Portfolio Company as permitted under applicable law), the General Partner shall make available to each Person who was a Partner during such period a quarterly report and unaudited financial statements of the Partnership (which may be prepared on a combined basis with respect to the Partnership and/or any Feeder Funds, Parallel Investment Entities and Intermediate Entities). The filing of a Form 10-Q with the Securities and Exchange Commission that is made available on the Partnership’s website will be deemed to satisfy this obligation.
Within one hundred and twenty (120) days (subject to reasonable delays in the event of the late receipt of any necessary financial information from any Portfolio Company) after the end of each Fiscal Year of the Partnership, the General Partner shall make available to each Person who was a Partner during such Fiscal Year an annual report and audited financial statements for the Partnership (which may be prepared on a combined basis with respect to the Partnership and any Feeder Funds, Parallel Investment Entities, and Intermediate Entities) prepared in accordance with U.S. generally accepted accounting principles. The filing of a Form 10-K with the Securities and Exchange Commission that is made available on the Partnership’s website will be deemed to satisfy this obligation.
(b)    For all purposes of this Agreement, no value shall ever be attributed to the firm name of the Partnership (which shall at all times remain the property of the General Partner), or to the right of its use, or to the goodwill appertaining to the Partnership or its business, either during the continuation of the Partnership or in the event of its dissolution and termination. Liabilities shall be determined in accordance with U.S. generally accepted accounting principles.

§ Section 13.03
13.03.    Tax Information. (a) The General Partner shall cause to be prepared all U.S. federal, state, local and non-U.S. tax returns of the Partnership for each year for which such returns are required to be filed and shall cause such returns to be timely filed. Within ninety (90) days after the end of each Fiscal Year (subject to reasonable delays in the event of the late receipt of any necessary information from, or with respect to, any Person in which the Partnership holds an Investment, provided the General Partner has used its reasonable best efforts to avoid such delays), the General Partner will cause to be delivered to each Person that was a Partner at any time during such Fiscal Year an electronic version of Schedule K-1 (or equivalent) and such other information (to the extent reasonably available to the General Partner), if any, with respect to the Partnership as may be necessary for the preparation of (i) such Partner’s U.S. federal income tax returns, including a statement showing each Partner’s share of income, gain, loss, deductions and credits for such Fiscal Year for U.S. federal income tax purposes, and (ii) such state and local income tax returns and other tax returns as are required to be filed by such Partner as a result of the Partnership’s activities in such jurisdiction. Each Partner agrees that it shall not, without the prior written consent of the General Partner, (i) treat, on its own income tax returns, any item of income, gain, loss, deduction or credit relating to its interest in the Partnership in a manner inconsistent with the treatment of such items by the Partnership as reflected on the Schedule K-1 or other information statement furnished to such Partner pursuant to this paragraph 13.03 or (ii) file any claim for a refund relating to any such item based on, or which would result in, such inconsistent treatment. Each Partner agrees that it will cooperate with the General Partner in making any such filings, applications or elections to the extent the General Partner determines that such cooperation is necessary or desirable. If any Partner must make any such filings, applications or elections directly, the General Partner, at the request and expense of such Partner shall (or shall cause the Partnership to) provide such information and take such other action as may reasonably be necessary to complete or make such filings, applications or elections, to the extent doing so is in the best interests of the Partnership and the Partners (and, in each case, is not adverse to the interests of the Fund and its owners) and to the extent the General Partner or the Partnership can do so without unreasonable effort or expense.
(b)    Each Partner shall enter into or comply with any applicable certification, documentation, information or other reporting requirement or agreement as the General Partner may request (including, to the extent applicable, providing information with respect to its direct or indirect beneficial owners) if entering into or complying with such requirement or agreement is reasonably requested by the General Partner in relation to any tax or governmental charge or required by statute or regulation or other applicable law or guidance (including Tax Reporting Rules) as a precondition to relief or exemption from any withholding taxes, assessments, fines, penalties or other governmental charges imposed by any taxing or governmental authorities, including with respect to amounts received by the Partnership or income or distributions from the Partnership or any Parallel Investment Entity in which such Partner is an investor (any Partner that does not do so, a “Non-Regulatory Compliant Partner”), unless such Partner is not legally able to do so. In addition, each Partner shall take reasonable measures to change the financial institution through which it receives payments of distributions from the Partnership, any Parallel Investment Entity if relief or exemption from withholding taxes can be obtained by such change.

§ Section 13.03
13.04.    Tax Elections and Agreements. Except as provided in the immediately following sentence, the General Partner may, in its sole discretion, make, or refrain from making, any income or other tax elections for the Partnership and to enter into agreements with appropriate authorities under the tax laws of the United States, or other relevant domestic or non-U.S. jurisdictions, that it reasonably deems necessary or advisable and that do not materially adversely affect the interests of the Limited Partners as opposed to the interests of the General Partner, including an election pursuant to Section 754 of the Code. No Partner shall elect to apply Section 732(d) of the Code with respect to a distribution from the Partnership (or a Parallel Investment Entity) without the consent of the General Partner (including after the withdrawal by such Partner). The Partners recognize and intend that the Partnership will be classified as a partnership for U.S. income tax purposes, and will not make an election to be treated as an association taxable as a corporation for U.S. federal income tax purposes pursuant to Treasury Regulations Section 301.7701-3, or any successor version thereof, or a similar election under any analogous provision for the purposes of state or local law, and to the extent necessary, the Partnership or the Partners (as appropriate) will make any election necessary to obtain treatment consistent with the foregoing.
13.05.    Partnership Representative. The General Partner (or, at the General Partner’s election or if the General Partner is unable to do so, the Management Company or its designee) shall serve as the Partnership Representative and appoint, or revoke the appointment of, the Designated Individual. All expenses incurred by the General Partner while acting in such capacity shall be paid or reimbursed by the Partnership. The Partnership Representative and the Designated Individual (as relevant) shall have and exercise any authority permitted the Partnership Representative or the Designated Individual, as applicable, under the relevant Partnership Audit Rules; take whatever steps the Partnership Representative, in its reasonable discretion, deems necessary or desirable to perfect such designation and exercise such authority, including filing any forms and documents with the Internal Revenue Service or any other tax authority; and take such other action as may from time to time be required or authorized under applicable law. The Partners shall cooperate and take such actions as the Partnership Representative in its reasonable discretion requests in connection with the foregoing.
13.06.    Safe Harbor. The General Partner is hereby authorized and directed to elect the safe harbor described in Section 4 of the proposed IRS Revenue Procedure published in IRS Notice 2005-43 (the “Proposed Revenue Procedure”) (or any substantially similar safe harbor provided for in other IRS guidance), if and when such Proposed Revenue Procedure (or other IRS guidance) is finalized (the “Safe Harbor”). The Partnership and each Partner (including any Persons to which Units are Transferred in connection with the provision of services, and any Person to which Units are Transferred by another Partner) agree to comply with all requirements of the Safe Harbor while such election remains in effect, including making tax filings (if any) consistent with the applicable requirements of such Safe Harbor and any relevant Treasury Regulations. In addition, the Partners agree to amend this Agreement as and if required by the finalized Revenue Procedure (or substantially similar other IRS guidance) in order to ensure that the Transfer of Units in connection with the provision of services to, or on behalf of, the Partnership is eligible for the benefits of the Safe Harbor. Notwithstanding the preceding sentences, no election or amendment shall be made pursuant to this paragraph 13.06 if

§ Section 13.06
the Safe Harbor, when finalized, is substantially different from the Proposed Revenue Procedure and the application of the Safe Harbor, in the General Partner’s reasonable opinion, would result in materially adverse consequences to the Partners (taking into account the effect of such election or absence thereof on both the General Partner and the Limited Partners), unless the Board of Directors approves such election.
13.07.    Electing Investment Partnership. The General Partner may elect to treat the Partnership as an “electing investment partnership” as defined under Section 743(e)(5) of the Code and, if so, to the extent necessary, the Partnership or the Partners (as appropriate) will make any election necessary (as may be required by any Treasury Regulations or IRS guidance) to obtain treatment consistent with the foregoing. Each Partner that Transfers Units agrees to promptly provide to the Partnership the information required by IRS Notice 2005-32 (or other relevant Treasury Regulations or IRS guidance) and any other information reasonably requested by the General Partner in respect of such Transfer. In addition, each Partner agrees that it will not elect to apply Section 732(d) of the Code without the consent of the General Partner, if such election requires the Partnership to reduce its basis in its property to reflect a built-in loss.
ARTICLE FOURTEEN

MISCELLANEOUS
14.01.    Notices. (a) Any notice to any Partner shall be delivered or sent to the address of such Partner set forth in the books and records of the Partnership or such other mailing or electronic mail address of which such Partner shall advise the General Partner in writing. Any notice to the Partnership or the General Partner shall be delivered or sent to the principal office of the Partnership or such other mailing or electronic mail address of which the General Partner shall advise the Partners in writing.
(b)    Any notice hereunder shall be in writing and shall be deemed effectively given and received (i) (x) on the day the message has been sent to the Limited Partner by electronic mail, if such message is sent on a Business Day during business hours, or (y) on the following Business Day, if such message is sent other than on a Business Day during business hours, (ii) (x) on the day the message has been posted on a password protected website maintained by the Partnership or its Affiliates and confirmation of such posting and access instructions have been sent to the Limited Partner by electronic mail, if such message is posted on a Business Day during business hours, or (y) on the following Business Day, if such message is posted other than on a Business Day during business hours, (iii) in the case of a filing with the Securities and Exchange Commission, on the day such filing is made and posted on the Partnership’s website, (iv) seven (7) Business Days after mailing by registered or certified mail, return receipt requested, postage prepaid, addressed as described in paragraph 14.01(a) or (v) 24 hours after sending by overnight courier, addressed as described in paragraph 14.01(a).
14.02.    GOVERNING LAW; SEVERABILITY OF PROVISIONS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. IF ANY PROVISION OF THIS

§ Section 14.01
AGREEMENT SHALL BE HELD TO BE INVALID, THE REMAINDER OF THIS AGREEMENT SHALL NOT BE AFFECTED THEREBY.
14.03.    Jurisdiction; Venue. (a) Except as otherwise agreed in writing by the General Partner or the Partnership with a Limited Partner, any action or proceeding against the parties relating in any way to this Agreement may be brought and enforced in the courts of the State of Delaware or (to the extent subject matter jurisdiction exists therefor) of the United States for the District of Delaware, and the parties (i) irrevocably submit to the jurisdiction of both such courts in respect of any such action or proceeding and (ii) agree that service of summons, complaint or other process in connection with any such action or proceeding may be made by overnight courier addressed to such party at the address provided in paragraph 14.01 of this Agreement and that service so made shall be as effective as if personally made in the State of Delaware.
(b)    Except as otherwise agreed in writing by the General Partner or the Partnership with a Limited Partner, the parties irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any such action or proceeding in the courts of the State of Delaware or the United States District Court for the District of Delaware and any claim that any such action or proceeding brought in any such court has been brought in any inconvenient forum.
14.04.    Entire Agreement. This Agreement (including the Schedules and Exhibits), the Subscription Agreements, and any written agreements between the General Partner or the Partnership and a Limited Partner, constitute (for the respective Partners that are parties thereto and bound thereby) the entire agreement among the Partners with respect to the subject matter hereof and supersede any prior agreement or understanding among them with respect to such subject matter.
14.05.    Headings and Interpretation, etc. The headings in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement. References to Articles, paragraphs, clauses thereof, Schedules and Exhibits are references to Articles, paragraphs, clauses thereof, Schedules and Exhibits of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural. The words “include,” “includes” or “including” and words of similar import shall, unless otherwise stated, be deemed to be followed by the words “without limitation.” References to any statutory or regulatory provision shall include such provision as amended from time to time, whether before, on or after the date hereof and shall further include all statutory and regulatory instruments or orders from time to time made pursuant thereto. As used in this Agreement, the phrases “any provision of this Agreement,” “the provisions of this Agreement” and derivative or similar phrases, and the terms “hereof,” “herein,” “hereby” and derivative or similar words, shall mean or refer only to any express provision actually written in this Agreement and not to any provision of the Partnership Act that may have application to the Partnership. References to a Person or entity are also to its successors and permitted assigns. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof, and

§ Section 14.08
such invalid or unenforceable term or provision shall be construed so as to be enforceable to the maximum extent compatible with applicable law. This Agreement is among financially sophisticated and knowledgeable parties and is entered into by the parties in reliance upon the economic and legal bargains contained herein and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party who prepared, or caused the preparation of, this Agreement or the relative bargaining power of the parties. Without limiting the generality of the foregoing, the doctrine of contra proferentem shall not have any application to the construction of this Agreement.
14.06.    Binding Provisions. Except with respect to the rights of an Indemnified Person hereunder, none of the provisions of this Agreement shall be for the benefit of or enforceable by the creditors of the Partnership. The covenants and agreements contained herein shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.
14.07.    No Waiver. The failure of any Partner to seek redress for violation, or to insist on strict performance, of any covenant or condition of this Agreement shall not prevent a subsequent act that would have constituted a violation from having the effect of an original violation.
14.08.    Confidentiality. (a) Each Limited Partner shall maintain the confidentiality of (i) Partnership Information and (ii) any information subject to a confidentiality agreement binding upon the General Partner, the Management Company or the Partnership and made known to the Limited Partners; provided, that each Limited Partner may disclose Partnership Information to (x) its Affiliates, officers, employees, agents and professional consultants who have a bona fide need to know such information for purposes of monitoring or managing such Limited Partner’s investments, or for financial, legal or accounting purposes, and who have agreed to or are otherwise subject to a duty to keep such information confidential and to not otherwise use such information in a manner inconsistent with this paragraph 14.08, it being understood that such Limited Partner shall be responsible and liable for any disclosure or use by any such Affiliates, officers, employees, agents or professional consultants of such information in a manner inconsistent with this paragraph 14.08, (y) Persons having or purporting to have regulatory authority over such Limited Partner or its Affiliates, provided, that such Persons are advised that the Partnership Information is confidential, or (z) a potential transferee of all or part of such Limited Partner’s Units, if such potential transferee agrees to be bound by a confidentiality agreement substantially identical to the provisions of this paragraph 14.08, and such agreement provides that its provisions inure to the benefit of the General Partner as a third-party beneficiary; provided, further, that each Limited Partner may disclose Partnership Information it is required to disclose pursuant to any law, regulation or legal process, in which event each Limited Partner agrees to use its reasonable best efforts to provide the General Partner with notice of such intended disclosure, including by following the procedures set forth in the last sentence of paragraph 14.08(b). Each Limited Partner acknowledges that any communications to Limited Partners hereunder may contain material Partnership Information concerning, among other things, Portfolio Companies and covenants and agrees (1) to use any information provided to it by the Partnership only in good faith to monitor and manage its Units in the Partnership, and (2) not to trade in Securities on the basis of any material Partnership

§ Section 14.09
Information provided to it by the Partnership. The Limited Partners agree that the General Partner may in its sole discretion withhold Partnership Information from any Person it considers may trade in Securities on the basis thereof or to the extent the General Partner reasonably determines that withholding such information is necessary or advisable in order to comply with any law or regulation to which the Partnership, the General Partner, any Portfolio Company or any of their respective Affiliates may be subject or in connection with obtaining governmental or third-party approval pertaining to an Investment. The obligations under this paragraph 14.08 shall survive the Transfer or withdrawal of Units, as well as the dissolution, winding up and termination of the Partnership. The parties hereto agree that irreparable damage would occur if the provisions of this paragraph 14.08(a) or paragraph 14.08(c) were breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this paragraph 14.08(a) or paragraph 14.08(c) and to enforce specifically the terms and provisions hereof or thereof in any court of the United States or any state having jurisdiction, in addition to any other remedy to which they are entitled at law or in equity.
(b)    As used in this paragraph 14.08, “Partnership Information” means information regarding the Partnership (including (i) the identities of the Limited Partners, (ii) information regarding any actual or potential Investment or any Person in which the Partnership holds, or contemplates acquiring, any Investment, and (iii) the provisions of this Agreement) and TPG received by such Limited Partner, but does not include information that (x) was publicly known at the time such Limited Partner received such information, (y) subsequently becomes publicly known through no act or omission by such Limited Partner, or (z) is specifically communicated to such Limited Partner by a third-party free of any obligation of confidence known to such Limited Partner. The Partners acknowledge and agree that information relating to any Person in which the Partnership holds, or contemplates acquiring, any Investment, the provisions of this Agreement and/or the Management Agreement and the identities of the Limited Partners are intended to be treated as “trade secrets” of the Partnership and the General Partner. Furthermore, each Partner agrees that it shall use its reasonable best efforts to (A) promptly notify the General Partner if it has received a request to disclose any Partnership Information (other than Fund-Level Information), (B) consult with the General Partner regarding the response to such disclosure request and (C) work together with the General Partner to reach an alternative arrangement with respect to such Limited Partner’s information rights, satisfactory to both the General Partner and such Limited Partner, if necessary to avoid or prevent any such disclosure or any future disclosures.
(c)    In the event that the General Partner determines in good faith (i) that a Limited Partner has violated, or is reasonably likely to violate, the provisions of this paragraph 14.08 or (ii) in the case of a Limited Partner that is subject to the U.S. Freedom of Information Act, or any similar statutory or regulatory disclosure requirement of any state or other jurisdiction (collectively, “FOIA”), that there is a reasonable likelihood that a request to such Limited Partner pursuant to FOIA or any such law or statutory or regulatory requirement would result in the disclosure of Partnership Information, other than aggregate performance information about the Partnership (including aggregate cash flows and overall “IRRs”), the year of formation of the Partnership, aggregate Subscriptions to the Partnership and information about a Limited Partner’s own Units (collectively, “Fund-Level Information”), the General Partner may

§ Section 14.09
(w) withhold all or any part of the information otherwise to be provided to such Limited Partner other than Fund-Level Information, such Limited Partner’s Schedule K-1 and redacted annual and interim reports, (x) require such Limited Partner to return, to the extent permitted by applicable law, any copies of any such information provided to it by the General Partner or the Partnership, (y) make any such information available to such Limited Partner at the General Partner’s offices or at the offices of another Person that has agreed to keep such information confidential, or (z) make such information available to such Limited Partner only on the Partnership’s website in password-protected, non-downloadable, non-printable format.
(d)    Except as otherwise required by (or desirable in order to comply with) applicable law or regulations, the General Partner may not disclose the identities of the Limited Partners, except on a confidential basis, (i) to the other Global Partners, to prospective limited partners in the Partnership or any other TPG Fund, prospective lenders to, or other creditors of, the Partnership or a Portfolio Company, or any of the General Partner’s Affiliates, officers, employees, agents and professional consultants upon notification to such Affiliate, officer, employee, agent or consultant that such disclosure is made in confidence and shall be kept in confidence, (ii) as may be necessary or desirable in connection with the making, management or disposition of any Investment or potential Investment or (iii) in accordance with paragraph 12.05.
(e)    Notwithstanding anything herein to the contrary, each Partner (and each employee, representative or other agent of the Limited Partner) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the offering of limited partnership interests in the Partnership and all materials of any kind (including opinions or other tax analyses) that are provided to such Limited Partner relating to such tax treatment and tax structure. For this purpose, “tax structure” means any facts relevant to the U.S. federal income tax treatment of the offering but does not include information relating to the identity of the Partnership, the General Partner or Limited Partner. For the avoidance of doubt, nothing herein shall prohibit a Limited Partner from reporting possible violations of federal or state laws or regulations to any federal or state governmental agency, including but not limited to, the U.S. Department of Justice, the U.S. Securities and Exchange Commission, the U.S. Congress and any agency Inspector General, or from making other disclosures that are protected under the whistleblower provisions of federal or state laws or regulations, nor shall anything herein require such Limited Partner to notify the Partnership that it has made such reports or disclosures.
14.09.    No Right to Partition or Judicial Dissolution. Except as otherwise expressly provided in this Agreement, the Partners, on behalf of themselves and their shareholders, partners, successors and assigns, if any, hereby specifically renounce, waive and forfeit all rights, whether arising under contract or statute or by operation of law, to seek, bring or maintain any action in any court of law or equity for partition of the Partnership or any asset of the Partnership, or any interest that is considered to be Partnership property, regardless of the manner in which title to any such property may be held. To the fullest extent permitted by law, each Partner irrevocably waives and covenants that it shall not assert the right to a judicial dissolution of the Partnership pursuant to Section 17-802 of the Partnership Act.

§ Section 14.13
14.10.    Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. This Agreement and any written agreements between the General Partner or the Partnership and a Limited Partner may be signed by any party manually or by way of an electronic signature (including DocuSign or other similar method) or by a signature or a representation of a signature affixed by mechanical means.
14.11.    No Third-Party Rights. Except as set forth in paragraph 5.04 and paragraph 3.03(b), this Agreement is intended solely for the benefit of the parties hereto and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon, or creating any rights in favor of, any creditor of the Partnership (and no such creditor shall be a third-party beneficiary of this Agreement) or any other Person other than the parties hereto.
14.12.    Additional Information. The Limited Partners shall promptly, from time to time, provide the General Partner with such information regarding their beneficial ownership, composition and legal status as the General Partner may reasonably request, and shall cooperate with the General Partner to the extent reasonably required to obtain any governmental or third-party approval pertaining to an Investment.
14.13.    Counsel to the Partnership. Counsel to the Partnership may also be counsel to the General Partner and its Affiliates. The General Partner may execute on behalf of the Partnership and the Partners any consent to the representation of the Partnership that counsel may request pursuant to the applicable rules of professional conduct in any jurisdiction (“Rules”). The Partnership has retained Simpson Thacher & Bartlett LLP and Morris, Nichols, Arsht & Tunnell LLP as legal counsel to the Partnership (the “Partnership Counsel”) in connection with the formation of the Partnership and may retain the Partnership Counsel in connection with the operation of the Partnership, including making, holding and disposing of Investments. Each Limited Partner acknowledges that the Partnership Counsel does not represent any Limited Partner with respect to the Partnership in the absence of a clear and explicit written agreement to such effect between the Limited Partner and the Partnership Counsel (and then only to the extent specifically set forth in that agreement), and that in the absence of any such written agreement the Partnership Counsel shall owe no duties to a Limited Partner with respect to the Partnership. Each Limited Partner further acknowledges that, whether or not the Partnership Counsel has in the past represented or is currently representing such Limited Partner with respect to other matters, the Partnership Counsel has not represented (or is not currently representing) the interests of any Limited Partner in the preparation and negotiation of this Agreement. In the event any dispute or controversy arises between any Limited Partner and the Fund, or between any Limited Partner or the Fund, on the one hand, and the General Partner (or an Affiliate thereof) that the Partnership Counsel represents, on the other hand, then each Limited Partner agrees that the Partnership Counsel may represent either the Fund or the General Partner (or its Affiliate), or both, in any such dispute or controversy to the extent permitted by the Rules, and each Limited Partner hereby consents to such representation and waives any conflicts arising out of such representation, claims of attorney-client privilege or other basis for opposing Partnership Counsel’s playing this role or seeking to disqualify Partnership Counsel to the maximum extent permitted by the Rules. Each Limited Partner

§ Section 14.13
further acknowledges that, whether or not the Partnership Counsel has in the past represented such Limited Partner with respect to other matters, the Partnership Counsel has not represented the interests of any Limited Partner in the preparation and negotiation of this Agreement. In addition, Partnership Counsel does not undertake to monitor the compliance of the General Partner and its Affiliates with the investment program, valuation procedures and other guidelines and terms set forth in any marketing materials or the Memorandum delivered to the Limited Partners and this Agreement, nor does Partnership Counsel monitor compliance with applicable laws. Partnership Counsel does not investigate or verify the accuracy and completeness of information set forth in any marketing materials or the Memorandum concerning the Fund, the General Partner and their respective Affiliates and other Persons. Each Limited Partner further acknowledges that a company in which certain partners of the Partnership Counsel are members may make a de minimis commitment to the Partnership or a Parallel Investment Entity.
14.14.    Good Faith Reliance. To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to another Partner, such Indemnified Person acting under this Agreement will not to the fullest extent permitted by law be liable to the Partnership or to any such other Partner (and will not be in breach of any duties (including fiduciary duties)) for its good faith reliance on the provisions of this Agreement or for taking any action that is permitted by the terms of this Agreement. The provisions of this Agreement, to the extent that they expand, eliminate or restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity or otherwise, are to the fullest extent permitted by law agreed by the Partners to modify to that extent such other duties and liabilities of such Indemnified Person.
14.15.    Interest in Media Companies. In the event that the Partnership acquires Securities in a corporation, partnership or other entity that is, or directly or indirectly owns, controls or operates, a U.S. broadcast radio or television station, a U.S. cable or wireless cable television system, a U.S. “daily newspaper” (as such term is defined in the rules and regulations of the Federal Communications Commission, as they may be amended from time to time), or any other U.S. communications facility operated pursuant to a license granted by the Federal Communications Commission and subject to the provisions of Section 310(b) of the Communications Act of 1934, as amended, or any other business that is subject to Federal Communications Commission regulations under which the ownership of the Partnership in such entity may be attributed to a Limited Partner or under which the ownership of a Limited Partner in another business may be subject to limitation or restriction as a result of the ownership of the Partnership in such entity (any such entity, a “Media Company”), no Limited Partner, any officer, director or 5.0% shareholder of such Limited Partner, nor any entity controlling or under common control with such Limited Partner, or other Person related to such Limited Partner and who could have an attributable interest in the Investment (“Limited Partner Affiliates”) shall, to the extent reasonably determined by the General Partner (with the advice of counsel) to be necessary to have the proposed Investment not be attributable to the Limited Partners for purposes of the multiple ownership and cross-ownership rules and policies of the Federal Communications Commission: (a) act as an employee of the Partnership if such employment relates, directly or indirectly, to the media business of the Partnership, if any, or any Media Company; (b) serve, in any material capacity, as an independent contractor or agent with respect

§ Section 14.15
to the media business of the Partnership, if any, or any Media Company; (c) communicate on matters pertaining to the day-to-day media operations of the Partnership, if any, or a Media Company with (i) an officer, director, partner, agent, representative or employee of such Media Company, or (ii) the General Partner; (d) perform any services for any Media Company or for the Partnership materially relating to the media activities of the Partnership, if any, except that any such Limited Partner or Limited Partner Affiliate may make loans to, or act as surety for, the Partnership or any Media Company; (e) become actively involved in the management or operation of the Partnership’s media business or any Media Company; (f) vote on the admission of a new general partner unless such admission is subject to veto by the General Partner; (g) vote on the removal of the General Partner except if (i) the General Partner is subject to bankruptcy proceedings as described in Section 17-402(a)(4)-(5) of the Partnership Act, (ii) the General Partner is adjudicated an incompetent by a court of competent jurisdiction, or (iii) the General Partner is removed for cause in a situation in which it is determined by an independent third party that any actions by the General Partner constitute either malfeasance, criminal conduct, wanton or willful neglect, or other such extraordinary conduct with respect to which a prudent investor would require the right to remove the General Partner; or (h) conduct any other activity that, based upon the advice of counsel, might reasonably be expected to cause the proposed Investment to be attributable to the Limited Partner for purposes of the multiple ownership and cross-ownership rules and policies of the Federal Communications Commission. Each Limited Partner agrees to provide on a reasonably prompt basis relevant non-confidential information about itself and its Limited Partner Affiliates to the General Partner to the extent such Limited Partner can do so without incurring unreasonable effort or expense, and shall otherwise cooperate and take such other actions as the General Partner may reasonably request, to enable this paragraph 14.15 to be implemented to permit the Partnership to make and retain Investments to the maximum extent achievable by structuring the Limited Partners’ relationship to the Partnership and the relevant Media Company in compliance with the multiple ownership and cross-ownership rules and policies of the Federal Communications Commission.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

GENERAL PARTNER TPG PRIVATE EQUITY OPPORTUNITIES GENPAR, L.P.
By: TPG PRIVATE EQUITY OPPORTUNITIES GENPAR ADVISORS, LLC, its general partner
By: Name: [•] Title: [•]
INITIAL LIMITED PARTNER
By: Name:

[Signature Page – TPG Private Equity Opportunities, L.P. – Amended and Restated Agreement of Limited Partnership]

Exhibit A
Form of Management Agreement
This MANAGEMENT AGREEMENT (this “Agreement”) is made and entered into as of [●] by and between TPG Private Equity Opportunities, L.P., a Delaware limited partnership (the “Partnership”), and T-POP Management Company, LLC, a Delaware limited liability company (the “Management Company”).
W I T N E S S E T H:
WHEREAS, the Partnership has requested that the Management Company provide the Services (as defined below) to the Partnership, and the Management Company has the ability to, and is willing to, provide the Services to the Partnership in accordance with the terms and conditions of this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:
ARTICLE ONE

DEFINITIONS
1.01.    Capitalized terms used but not defined herein shall have the meanings provided in the Partnership Agreement. In addition, the following terms shall have the meanings specified below:
“Agreement” shall have the meaning specified in the Preamble.
“Indemnified Persons” shall mean (i) the Management Company and its Affiliates (other than the Partnership or any Parallel Investment Entities), the general partner (or similar Person) and limited partners and members of the Management Company and its Affiliates (other than the Partnership or any Parallel Investment Entities), and each of their respective former, current and future officers, directors, stockholders, partners, members, employees and other Affiliates (other than the Partnership or any Parallel Investment Entities), and (ii) any other Person that serves (or at any time has served) at the request of the Management Company on behalf of the Partnership (including any Senior Advisory Professionals and any Person who provides Specialized Operational Services or Foreign Office Services to the Partnership or any Portfolio Company) as an officer, director, partner, member, employee or agent of any other entity.
“Initial Fund Expenses Support” shall have the meaning specified in Section 3.02(e).
“Maintenance Fee” shall have the meaning specified in Section 3.02(c).
“Management Company” shall have the meaning specified in the Preamble.

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“Management Fee” shall have the meaning specified in Section 3.02(a).
“Net Fee Income” shall mean, in respect of each Partner, the sum of such Partner’s proportionate interest in Break-Up Fees and Portfolio Fees.
“Organizational and Offering Expenses” shall have the meaning specified in Section 3.02.
“Partnership” shall have the meaning specified in the Preamble.
“Partnership Agreement” shall mean the Amended and Restated Agreement of Limited Partnership of the Partnership dated [●], by and among the General Partner and the Limited Partners, as amended from time to time.
“Services” shall have the meaning specified in Section 2.03.
“Specified Expenses” shall have the meaning specified in Section 3.02(e).
“Specified Expense Percentage” shall have the meaning specified in Section 3.02(e).
“Term” shall have the meaning specified in Section 2.02.
ARTICLE TWO

MANAGEMENT SERVICES
2.01.    Appointment of Management Company. In accordance with paragraph 5.01(d) of the Partnership Agreement, the Partnership hereby appoints the Management Company to serve as the investment manager of the Partnership on the terms, and subject to the conditions, set forth herein, and, in consideration for the Management Fee, the Management Company hereby accepts such appointment and agrees to provide the Services to the Partnership during the Term.
2.02.    Term. The term of this Agreement (the “Term”) shall commence on the date hereof and continue in full force and effect until the date on which the Partnership is terminated pursuant to paragraph 10.02(d) of the Partnership Agreement. Notwithstanding the foregoing, this Agreement shall be terminated upon the earlier to occur of (i) the decision by the Partnership to terminate in the event that the General Partner (or one of its Affiliates) ceases to be the general partner of the Partnership in accordance with the terms of the Partnership Agreement or (ii) the decision by the Partnership to terminate upon sixty (60) days’ notice to the Management Company.
2.03.    Services. The Management Company shall provide portfolio management, risk management and other services (collectively, the “Services”) to the Partnership (and in the General Partner’s discretion, to any subsidiary of the Partnership) during the Term as the Partnership and the Management Company shall reasonably agree, which may

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include providing for or arranging for any or all of the following services and shall be entitled to payment and reimbursement as set forth in this Agreement, including Sections 3.01 and 3.02, in connection therewith:
(a)    identify and recommend investment opportunities consistent with the purposes of the Partnership (including any subsidiary thereof);
(b)    analyze and investigate potential Investments of the Partnership, including their products, services, markets, management, financial condition and projected future performance and analyzing other Investments, including primary and secondary investments in funds;
(c)    structure Investments and identify sources of financing in connection therewith, including through the Aggregator, a Cayman Islands exempted limited partnership and other Intermediate Entities;
(d)    monitor, manage and evaluate Portfolio Companies;
(e)    analyze and investigate potential dispositions of Investments, including by identifying potential acquirors and evaluating offers made by such potential acquirors;
(f)    supervise the negotiation, preparation and review of all agreements and other documents in connection with Investments, dispositions of Investments and financings;
(g)    maintain the books and records of the Partnership in accordance with the terms of the Partnership Agreement;
(h)    prepare reports, financial statements, and other communications to the Partners;
(i)    hire and supervise consultants, accountants, auditors, legal counsel, investment bankers, and other third parties providing services to the Partnership; and
(j)    provide such other services related to the management and operations of the Partnership as the parties may agree.
For the avoidance of doubt, the Management Company may engage or utilize the services of its own personnel and/or other Persons (including its Affiliates) in connection with the arranging for the provision of Services, and this Section 2.03 shall not limit or reduce the Partnership’s obligation to pay for any Fund Expenses incurred in connection therewith (including those set forth in paragraphs 6.01(a)-(f) of the Partnership Agreement).

ARTICLE THREE

EXPENSES; FEES
3.01.    Expenses. The Management Company shall pay except as otherwise provided in paragraph 6.01 of the Partnership Agreement, all day-to-day expenses of the Management Company, including general office overhead of the Management Company, such as

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rent, utilities, telecommunications, office furniture, equipment and salaries and employee benefits expenses of employees of the Management Company, but excluding amounts paid or reimbursable pursuant to paragraphs 6.01(a), 6.01(b), 6.01(c), 6.01(d), or 6.01(e) of the Partnership Agreement.
3.02.    Management Fee, Maintenance Fee.
(a)    In consideration of the Services, in addition to any other reimbursements or payments contemplated hereunder, the Management Company or an Affiliate of the Management Company designated by the Management Company shall be entitled to receive a management fee (the “Management Fee”) from the Partnership, calculated as provided below. The Management Fee shall be calculated and payable monthly by the Fund (directly or indirectly through an Intermediate Entity) in arrears on the last calendar day of each calendar month and shall be equal to, for each calendar month commencing six calendar months after the Initial Closing Date, in the aggregate, (i) 1.25% (per annum) of the Fund’s Net Asset Value attributable to the Class D Units, Class I Units and Class S Units and (ii) 1.00% (per annum) of the Net Asset Value of the Fund attributable to the Class R-D Units, Class R-I Units and Class R-S Units for a 36-month period following the six-month anniversary of the Initial Closing Date, and 1.25% (per annum) of the Net Asset Value of the Fund attributable to such Units thereafter. The Management Fee shall be payable by the Fund before giving effect to any accruals for the Management Fee, the Servicing Fee, the Performance Participation Allocation, the Maintenance Fee, Aggregator Unit repurchases (and pending repurchases), any distributions and without taking into account any accrued and unpaid taxes of any Intermediate Entity (or the receipts of such Intermediate Entity) through which the Fund indirectly invests in an Investment or any comparable entities of any other TPG Fund, or taxes paid by any such entity during the applicable month. The Partnership, any Feeder Fund and/or Parallel Investment Entity will each be obligated to bear (without duplication) its proportional share of the Management Fee based on its proportional interest in the Aggregator. The Management Company may elect to receive the Management Fee in cash, Units of the Partnership and/or any Parallel Investment Entity and/or shares, units or interests (as applicable) of Intermediate Entities (which may, for the avoidance of doubt, be paid or allocated directly by an Intermediate Entity). If the Management Fee is paid in Units, such Units may be repurchased by the Partnership at the Net Asset Value at the Management Company’s request and will be subject to the volume limitations in the Unit Repurchase Program but not the early repurchase deduction of the Unit Repurchase Program. The Management Fee for each of (i) the first calendar month after the first six months following the Initial Closing Date and (ii) the last calendar month of the Partnership shall each be prorated for the number of days in such period.
(b)    On a cumulative basis, the Management Fee payable by the Partnership shall be reduced (but not below zero) by an amount equal to 100% of the Partnership’s pro rata share of (i) Net Fee Income (subject to the last sentence of paragraph 5.03(e) of the Partnership Agreement), if any, received by the Management Company or any Affiliate of the Management Company, in each case in connection with such Person’s activities as a representative, or on behalf, of the Partnership, and (ii) carried interest, management fees or incentive fees paid or borne by the Partnership in connection with the Partnership’s Investments in other TPG Funds, but excluding Investments that are made in connection with interests in other TPG Funds

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purchased on the secondary market as part of a portfolio transaction; provided, that any non-cash consideration that constitutes Net Fee Income shall not reduce the Management Fee until such non-cash consideration is disposed of for cash (in which case the reduction shall be determined based on the amount of cash received upon such disposition), or, if not disposed of prior to the disposition or other realization of the Investment with respect to which such non-cash consideration was received, as of the date of the disposition or other realization of such Investment (in which case the reduction shall be determined based on the Fair Value of such consideration as of the date of the disposition or other realization of such Investment). To the extent that the amount referred to in the preceding sentence exceeds the Management Fee due, such excess shall be carried forward to the immediately succeeding month.
(c)    Maintenance Fee. Pursuant to paragraph 6.02 of the Partnership Agreement, the Partnership (directly or indirectly through an Intermediate Entity) shall pay to the Management Company a maintenance fee (the “Maintenance Fee”). The Maintenance Fee shall be payable in cash monthly in arrears on the last calendar day of each calendar month and shall be equal to, in the aggregate, an annualized rate of 0.10% of the Net Asset Value of the Fund. The Maintenance Fee shall be payable by the Fund before giving effect to any accruals for the Management Fee, the Servicing Fee, the Performance Participation Allocation, Maintenance Fee, Aggregator Unit repurchases (and pending repurchases), any distributions and without taking into account any accrued and unpaid taxes of any Intermediate Entity (or the receipts of such Intermediate Entity) through which the Fund indirectly invests in an Investment or any comparable entities of any other TPG Fund, or taxes paid by any such entity during the applicable month. The Partnership, any Feeder Fund and any Parallel Investment Entity will each be obligated to bear (without duplication) its proportional share of the Maintenance Fee based on its proportional interest in the Aggregator. From time to time, the Management Company may outsource certain administrative duties provided with respect to the Maintenance Fee to third parties. The fees, costs and expenses of any such third-party service providers will be payable by the Management Company out of its Maintenance Fee.
(d)    Organizational and Offering Expenses. The Management Company hereby agrees to advance all of the Fund’s organizational and offering expenses on the Fund’s behalf (including legal, accounting, advertising, printing, mailing, subscription processing and filing fees and expenses, expenses relating to any written agreements between the General Partner or the Partnership and Limited Partners, due diligence expenses of participating placement agents or financial intermediaries supported by detailed and itemized invoices, costs in connection with preparing, updating and distributing sales and offering materials, design, website and other technology and electronic-media related expenses, fees and expenses of each entity (including, as applicable, transfer agent, administrator and depository fees, fees paid to public relations firms, fees to attend seminars and conferences sponsored by participating broker-dealers or the Fund and reimbursements for customary travel, lodging, entertainment and meals and including all similar organizational and offering expenses of any Feeder Funds, Parallel Investment Entities and/or Intermediate Entities primarily organized to invest in the Fund to the extent not paid by such Feeder Funds, Parallel Investment Entities and/or Intermediate Entities or their investors, but excluding subscription fees and the Servicing Fee)) (collectively, “Organizational and Offering Expenses”) through the first anniversary of the Initial Closing Date. The Fund will be

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obligated to reimburse the Management Company for all such advanced Organizational and Offering Expenses within twelve (12) months following the first anniversary of the Initial Closing Date. Such advanced Organizational and Offering Expenses may be amortized, in the General Partner’s sole and absolute discretion, for up to a sixty- (60-) month period beginning from the first anniversary of the Initial Closing Date for purposes of calculating the Fund’s Net Asset Value, although U.S. generally accepted accounting principles require organizational expenses to be expensed when incurred. After the first anniversary of the Initial Closing Date, the Fund will be obligated to reimburse the Management Company for any Organizational and Offering Expenses that it has incurred after the first anniversary of the Initial Closing Date on each entity’s behalf as and when incurred. The Management Company will determine what Organizational and Offering Expenses are attributable to the Partnership or any Feeder Fund, Parallel Investment Entity or Intermediate Entity, in its sole discretion.
(e)    Initial Fund Expenses Support. The Management Company may, in its discretion, forego all or a portion of its Management Fees and/or pay, absorb, or advance certain expenses to be borne by the Fund (“Initial Fund Expense Support”) such that the Fund’s annualized “Specified Expenses” (as defined below) during the calendar month for which such Initial Fund Expense Support is made do not exceed a certain percentage (such percentage to be determined by the Management Company in its sole discretion at the time each Initial Fund Expense Support is made, the “Specified Expense Percentage”) of the Fund’s Net Asset Value as of the end of each applicable month. The Fund shall reimburse the Management Company the amount of Initial Fund Expense Support made by the Management Company within three (3) years from the end of the month in which such Initial Fund Expense Support was made, when and if requested by the Management Company, but only if and to the extent that Specified Expenses plus any reimbursement do not exceed the Specified Expense Percentage (which was determined by the Management Company at the time such Initial Fund Expense Support was initially made) of the Fund’s Net Asset Value at the end of the month for which the reimbursement was made. The term “Specified Expenses” is defined to mean total expenses to be borne by the Fund including, for the avoidance of doubt, Organizational and Offering Expenses incurred after the first anniversary of the Initial Closing Date and expenses appropriately apportioned to the Fund relating to the Feeder Funds, Parallel Investment Entities and/or Intermediate Entities to the extent not paid by such Feeder Funds, Parallel Investment Entities and/or Intermediate Entities, in each case as determined pursuant to the terms contained in the Memorandum, the Partnership Agreement and this Agreement, but excluding (i) interest expenses, (ii) Servicing Fees, Management Fees, the Performance Participation Allocation, (iii) taxes, (iv) any fees, costs and other expenses related to Specialized Operational Services that are not allocated to or reimbursed by portfolio companies, (v) fees, costs and expenses payable to Y Analytics, (vi) Capital Markets Fees, (vii) costs and expenses (including any value added taxes or other sales taxes thereon) relating to Foreign Office Services, (viii) portfolio company level expenses, (ix) brokerage costs or other investment-related out-of-pocket expenses, including with respect to unconsummated transactions, (x) dividend payments (including any dividend payments, commitment fees, or other expenses related to any leverage incurred by the Fund) and (xi) extraordinary expenses (as determined in the sole discretion of the General Partner).
3.03.    Break-Up Fees and Portfolio Fees.

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(a)    The Partnership hereby agrees that Break-Up Fees and Portfolio Fees shall be paid solely to the Management Company or its designated Affiliate and shall not be received by the Partnership or, if received by the Partnership, the Partnership shall not have any right to or interest in such Break-Up Fees or Portfolio Fees and any such amounts shall promptly be paid over to the Management Company or its designated Affiliate and shall not be treated as income of the Partnership.
(b)    The Partnership hereby agrees that any Capital Markets Fees shall be paid solely to TPG or its designated Affiliate and shall not be received by the Partnership or, if received by the Partnership, the Partnership shall not have any right to or interest in such fees, and any such amounts shall be paid over to TPG and shall not be treated as income of the Partnership.
ARTICLE FOUR

INDEMNIFICATION
4.01.    Reimbursement, Exculpation and Indemnification.
(a)    So long as an Indemnified Person (i) shall have acted in good faith, determined consistent with applicable law and the provisions of this Agreement and (ii) shall not have been finally determined by a court of competent jurisdiction or in a final arbitration proceeding to be guilty of actual fraud, willful misconduct, gross negligence, a knowing and material breach of this Agreement or to have breached its fiduciary duties to the Partnership under applicable law (as modified by the provisions of this Agreement) and did not admit guilt in a settlement of any such claims, such Indemnified Person shall not be liable to any Partner or the Partnership in connection with any of the matters contemplated by this Agreement or actions taken by such person contemplated by this Agreement (A) for any mistake in judgment, (B) for any action or inaction taken or omitted or (C) for any loss due to the mistake, action, inaction or negligence of any broker or other agent that is not an Indemnified Person or the dishonesty, fraud or bad faith of any broker or other agent selected and monitored in good faith and with reasonable care. Any Indemnified Person may consult with legal counsel, tax advisors and accountants in respect of Partnership affairs and shall be fully protected and justified in taking or refraining from any action in good faith, in reliance upon and in accordance with the opinion or advice of such counsel, advisors or accountants; provided, that they shall have been selected and monitored in good faith and with reasonable care. In determining whether an Indemnified Person acted in good faith and with the requisite degree of care, such Indemnified Person shall be entitled to rely on reports and written statements of the directors, officers and employees of a Person in which the Partnership holds Investments unless the Person to be exculpated hereby reasonably believed that such reports or statements were not true and complete.
(b)    If an Indemnified Person (or any of its successors or assigns) was or is a party or is threatened to be made a party to any threatened, pending or completed action, inquiry, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Partnership), by reason of any actions or omissions or alleged acts or omissions arising out of such Indemnified Person’s activities acting on behalf of the General Partner, the

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Partnership, an Affiliate of the Partnership, or a Portfolio Company, the Partnership shall, to the fullest extent permitted by law, indemnify such Indemnified Person and hold such Indemnified Person harmless against losses, costs, claims, judgments, damages, settlement costs, fees or related expenses for which such Person has not otherwise been reimbursed (including attorneys’ fees and fines) actually and reasonably incurred by such Indemnified Person arising out of or in connection with such action, suit or proceeding; provided, that all of the conditions described in clauses (i) through (vi) below are satisfied:
i.    to the extent an action, suit or proceeding arises out of activities of the Indemnified Person, such activities were performed on behalf of the Partnership or in furtherance of the interests of the Partnership in Persons (and their Affiliates) in which the Partnership holds, or may seek to make, an Investment in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Partnership;
ii.    to the extent an action, suit or proceeding arises out of activities of the Indemnified Person, such activities were performed in a manner reasonably believed by such Indemnified Person to be within the scope of the authority conferred by this Agreement or by law or by the approval of the Independent Directors;
iii.    such Indemnified Person (x) was not finally determined by a court of competent jurisdiction or in a final arbitration proceeding to be guilty of actual fraud, gross negligence, willful misconduct or a knowing and material breach of this Agreement, or to have breached its fiduciary duties to the Partnership under applicable law (as modified by the provisions of this Agreement) and did not admit guilt in a settlement of any such claims and (y) in respect of any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful;
iv.    such Indemnified Person, if otherwise entitled to indemnification from the Partnership hereunder, shall first seek recovery under any insurance policies related to the Partnership or its Investments (including potential and former investments) by which such Person is covered and, if other than the Management Company, shall obtain the written consent of the Management Company, prior to entering into any compromise or settlement that would result in an obligation of the Partnership to indemnify such Person; and
v.    if liabilities arise out of the conduct of the business and affairs of the Partnership and any other Person for which the Person entitled to indemnification from the Partnership hereunder was then acting in a similar capacity, the amount of the indemnification provided by the Partnership shall be limited to the Partnership’s proportionate share thereof as determined in good faith by the Management Company in light of its fiduciary duties to the Partnership and the Limited Partners.
(c)    Notwithstanding anything to the contrary contained in this Agreement, to the fullest extent permitted by law, if an Indemnified Person may be entitled to be indemnified by a Portfolio Company for any liabilities or other losses as to which such Indemnified Person also would be entitled to be indemnified by the Partnership pursuant to the foregoing provisions of this Article Four (or by any Affiliate of the Partnership), (i) it is intended that such Portfolio

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Company shall be the full indemnitor of first resort for any such liabilities or other losses, which shall be the primary obligation of such Portfolio Company, and any obligation of the Partnership (or any such Affiliate) to provide indemnification or advancement for any such liabilities or losses shall be secondary, (ii) any amount that the Partnership (or such Affiliate) is otherwise obligated to pay with respect to indemnification or advancement for such liabilities or losses will be reduced by the amount such Indemnified Person receives in respect of such indemnification or advancement from such Portfolio Company, (iii) the Indemnified Person will not be required first to exhaust rights or remedies with respect to indemnification or advancement provided by such Portfolio Company before the Partnership (or such Affiliate) makes any payment to such Indemnified Person, (iv) if the Portfolio Company does not pay such indemnification or advancement to or on behalf of the Indemnified Person for any reason, the Indemnified Person shall be entitled to pursue any rights to advancement or indemnification hereunder (subject to all of the terms and conditions of this Article Four), and (v) if the Partnership (or such Affiliate) indemnifies, or advances payment for expenses, to such Indemnified Person with respect to such liabilities or losses, and such Indemnified Person may be entitled to indemnification or advancement of expenses from such Portfolio Company, the Partnership (or such Affiliate) may request that such Indemnified Person agree with the Partnership (or such Affiliate) that (x) the Partnership (or such Affiliate) will be fully subrogated to all rights of such Indemnified Person to indemnification or advancement of expenses from such Portfolio Company with respect to such payment, (y) such Indemnified Person will assign to the Partnership (or such Affiliate) all of the Indemnified Person’s rights to indemnification and advancement of expenses from such Portfolio Company and (z) such Indemnified Person will execute all documents and take all other actions appropriate to effectuate the foregoing clauses (x) and (y).
(d)    To the extent that the Partnership has an obligation to any Indemnified Person pursuant to this Article Four and such Indemnified Person is also entitled to indemnification or advancement of expenses from TPG, the Partnership’s obligations to such Indemnified Person shall be primary and any obligation of TPG to provide indemnification or advancement of expenses for the same losses or liabilities incurred by such Indemnified Person shall be secondary.
(e)    Expenses (including attorneys’ fees) incurred by an Indemnified Person in connection with investigating, preparing, pursuing or defending any civil or criminal action, suit, inquiry or proceeding arising out of or in connection with this Agreement or the Partnership’s business, the affairs of any Portfolio Company or any alleged or actual act or omission to act by any broker, agent, counsel or accountant of the Partnership, may be paid by the Partnership in advance of the final disposition of such action, suit, inquiry or proceeding pursuant to a written agreement which provides, inter alia, that if such Indemnified Person is advanced such expenses and it is finally determined by a court of competent jurisdiction or in a final arbitration proceeding that such Indemnified Person was not entitled to indemnification with respect to such action, suit, inquiry or proceeding or if such Indemnified Person admitted guilt in a settlement of such action, suit, inquiry or proceeding, then such Indemnified Person shall reimburse the Partnership for such advances. Notwithstanding the foregoing, no advances shall be made by the Partnership under this Article Four without the prior written approval of the General Partner (which may be given or withheld in its sole discretion with respect to any aspect thereof).

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(f)    Notwithstanding the foregoing, the Partnership shall have no indemnification obligation in respect of liabilities of any Indemnified Person in such Person’s capacity as an officer, director, partner, employee or agent of any Portfolio Company in which the Partnership no longer holds an Investment, to the extent such liabilities solely relate to the period after which the Partnership has sold or otherwise disposed of such Investment, unless such Indemnified Person was acting during such period on behalf of the Partnership.
(g)    The provisions set forth in this Article Four shall not be construed to limit or exclude any other right to which an Indemnified Person may be lawfully entitled, shall survive the termination of such Indemnified Person in any capacity relating to the Partnership and may not be amended or modified to reduce the rights or benefits of an Indemnified Person, in each case, with respect to any acts or omissions occurring prior to such Indemnified Person’s termination.
ARTICLE FIVE

MISCELLANEOUS
5.01.    Notices. Any notice to any party shall be delivered or sent in writing to the address of such party set forth below, or such other address of which such party shall advise the other party in writing.
If to the Partnership, to:
TPG Private Equity Opportunities, L.P.
301 Commerce Street
Suite 3300
Fort Worth, TX 76102
If to the Management Company, to:
T-POP Management Company, LLC
301 Commerce Street
Suite 3300
Fort Worth, TX 76102
5.02.    Independent Contractor. The parties are acting as independent contractors hereunder, and nothing in this Agreement shall be construed as creating a partnership, joint venture or agency relationship between the Partnership and the Management Company. No party shall have the authority or power to bind the other party by virtue of this Agreement or to contract in the name of or create a liability against the other party in any way or for any purpose.
5.03.    Assignment. This Agreement may not be assigned (as such term is defined in the Advisers Act) by either party by operation of law or otherwise without the express written consent of the other party, which consent may be given by the Partnership as set forth in

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the Partnership Agreement; provided, that the Management Company may assign, subcontract, delegate or otherwise transfer any of its rights and obligations hereunder to any of its Affiliates.
5.04.    Amendment. This Agreement is subject to amendment with the written consent of each party hereto or their respective successors or assigns (including, without limitation, amendments to conform to successor entities and applicable regulatory requirements); provided, that any amendment, modification or supplement that, in the General Partner’s discretion, viewed as a whole together with all such amendments, modifications or supplements, would have a material adverse effect on the Limited Partners in the aggregate will require the prior approval of the Independent Directors.
5.05.    Payments. All payments by the Partnership to the Management Company hereunder shall be made without set-off, counterclaim or deduction of any kind.
5.06.    Notice of Change in Membership. The Management Company hereby agrees that it will notify the Partnership of any change in the membership of the Management Company within a reasonable time after such change to the extent required by the Advisers Act.
5.07.    GOVERNING LAW; SEVERABILITY OF PROVISIONS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. IF ANY PROVISION OF THIS AGREEMENT SHALL BE HELD TO BE INVALID OR UNENFORCEABLE, THE REMAINDER OF THIS AGREEMENT SHALL NOT BE AFFECTED THEREBY.
5.08.    Jurisdiction; Venue.
(a)    Any action or proceeding against the parties relating in any way to this Agreement may be brought and enforced in the courts of the State of Delaware or (to the extent subject matter jurisdiction exists therefor) of the United States for the District of Delaware, and the parties (i) irrevocably submit to the jurisdiction of both such courts in respect of any such action or proceeding and (ii) agree that service of summons, complaint or other process in connection with any such action or proceeding may be made by overnight courier addressed to such party at the address provided in Section 5.01 of this Agreement and that service so made shall be as effective as if personally made in the State of Delaware.
(b)    The parties irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any such action or proceeding in the courts of the State of Delaware or the United States District Court for the District of Delaware and any claim that any such action or proceeding brought in any such court has been brought in any inconvenient forum.
5.09.    Binding Effect. The covenants and agreements contained herein shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto. Notwithstanding anything in this Agreement, nothing in this Agreement shall relieve the General Partner of any of its obligations to the Limited Partners or the Partnership under the Partnership Agreement or the Partnership Act.

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5.10.    No Waiver. The failure of any party to seek redress for violation, or to insist on strict performance, of any covenant or condition of this Agreement shall not prevent a subsequent act which would have constituted a violation from having the effect of an original violation.
5.11.    Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.
5.12.    No Third-Party Rights. Except as set forth in Section 4.01, this Agreement is intended solely for the benefit of the parties hereto and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon, or creating any rights in favor of, any Person other than the parties hereto.

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IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first above written.
TPG PRIVATE EQUITY OPPORTUNITIES, L.P.

By: TPG Private Equity Opportunities GenPar, L.P.,
its general partner
By: TPG PRIVATE EQUITY OPPORTUNITIES GENPAR ADVISORS, LLC,
its general partner
By:
Name:
Title:
T-POP MANAGEMENT COMPANY, LLC
By:
Name:
Title:

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